Exhibit 4.6

Kingfisher Trust 2004-1G

Note Trust Deed

Dated

Perpetual Trustee Company Limited (in its capacity as trustee of the Kingfisher Trust 2004-1G (ABN 42 00 001 007) (“Trustee”)

ANZ Capel Court Limited (ABN 30 004 768 807) (“Trust Manager”)

The Bank of New York (“Note Trustee”)

Mallesons Stephen Jaques

Level 60
Governor Phillip Tower
1 Farrer Place
Sydney  NSW  2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

Kingfisher Trust 2004-1G Note Trust Deed

Contents

Details

General terms

1	Covenant to Pay

1.1	Covenant to Pay
1.2	Discharge
1.3	Payment after an Event of Default
1.4	Rate of Interest after an Event of Default

2	Amount, Form and issue of Class A Notes

2.1	Aggregate Amount and Denomination
2.2	Description and Form of Class A Notes
2.3	Initial issue as Class A Book-Entry Notes
2.4	Issue of Class A Definitive Notes
2.5	Indemnity of non-issue of Class A Definitive Notes

3	Class A Note Register
3.1	Maintenance of Class A Note Register
3.2	Provision of Class A Note Holder Information
3.3	Class A Note Register Conclusive

4	Stamp duties

5	Application of moneys received by the Note Trustee

5.1	Declaration of Trust
5.2	Accumulation
5.3	Investment

6	Covenants

6.1	The Trustee and the Trust Manager
6.2	Covenants between Trustee and Trust Manager

7	Enforcement

7.1	Actions following Event of Default
7.2	Further Actions
7.3	Evidence of default
7.4	Overdue interest
7.5	Restrictions on enforcement
7.6	Liability for Enforcement
7.7	Exclusions
7.8	Directions

8	Proceedings

8.1	Acting only on direction
8.2	Security Trustee acting
8.3	Note Trustee alone entitled to act

i

9	Remuneration and indemnification of the Note Trustee

9.1	Normal remuneration
9.2	Extra remuneration
9.3	Expenses
9.4	Indemnity
9.5	Continuing effect
9.6	Supplemental Deed

10	Supplemental Provisions

10.1	Liability to Account
10.2	Class A Notes
10.3	Advice
10.4	Note Trustee to assume performance
10.5	Resolutions of Class A Note Holders
10.6	Reliance
10.7	Certificate signed by Authorised Officer
10.8	Signatures
10.9	Deposit of documents
10.10	Discretion
10.11	Agents
10.12	Delegation
10.13	Application to Court
10.14	Interests of Class A Note Holders
10.15	Assumption as to Prejudice
10.16	Ratings
10.17	Validity of Transaction Documents
10.18	Defect in Security
10.19	Class A Note Holders Responsible
10.20	Limit on Obligation
10.21	No liability for breach
10.22	Dispute or ambiguity
10.23	Loss to charged property
10.24	Forged Class A Notes
10.25	Confidentiality
10.26	Disclosure
10.27	Determinations conclusive
10.28	Currency conversion
10.29	Class A Notes held by the Trustee etc
10.30	Legal opinions
10.31	No liability for tax on payments
10.32	Powers additional

11	Note Trustee liable for negligence

12	Waiver

12.1	Waiver

13	Note Trustee not precluded from entering into contracts

14	Duties of Note Trustee

14.1	Note Trustee’s General Duties
14.2	Duties prior to an Event of Default
14.3	Duties following an Event of Default
14.4	Certain Limitations of Liability where Acting in Good Faith
14.5	Note Trustee Not Relieved of Liability for Negligence
14.6	Preferred Collection of Claims Against Trustee
14.7	Compliance with Section 310 of the TIA
14.8	Transaction Documents

15	Amendment

15.1	Amendment by Note Trustee
15.2	Amendments requiring consent of all Class A Note Holders
15.3	Compliance with TIA
15.4	No Designated Rating Agency downgrade
15.5	Distribution of amendments
15.6	Amendments binding on Class A Note Holders

16	Reports

16.1	Reports by Note Trustee
16.2	Reports by Trust Manager
16.3	Restricted Securities

17	Appointment, retirement and removal of the Note Trustee

17.1	Appointment
17.2	Retirement of Note Trustee
17.3	Removal by Trustee
17.4	Note Trustee may Retire
17.5	Appointment of substitute note trustee by Class A Note Holders
17.6	Successor to Note Trustee
17.7	Merger, consolidation or transfer of assets
17.8	Trustee and Trust Manager cannot be appointed
17.9	No Limitation of TIA

18	Class A Notes held in Clearing Systems and Notices

18.1	Class A Notes held in Clearing Systems

19	Currency indemnity

19.1	Currency of account and payment
19.2	Extent of discharge
19.3	Indemnity
19.4	Indemnity separate

20	Representations and warranties

20.1	By the Trustee

20.2	By the Trust Manager
20.3	By the Note Trustee

21	Notices

21.1	Form
21.2	Delivery
21.3	When effective
21.4	Deemed receipt - postal
21.5	Deemed receipt - fax
21.6	Deemed receipt - general
21.7	Class A Note Conditions

22	Limited recourse

22.1	Limitation on Trustee’s liability
22.2	Claims against Trustee
22.3	Breach of Trust
22.4	Acts or omissions
22.5	No authority
22.6	No Obligation

23	Termination

24	Trust Indenture Act

24.1	Certificates and opinions
24.2	Undertaking for Costs
24.3	Exclusion of section 316(a)(1)
24.4	Unconditional rights of Class A Note Holders to receive principal and interest
24.5	Conflict with Trust Indenture Act

25	Miscellaneous

25.1	Certificate
25.2	Exercise of rights
25.3	Waiver and variation
25.4	Supervening legislation
25.5	Approvals and consent
25.6	Remedies cumulative
25.7	Indemnities
25.8	Time of the essence
25.9	Receipts
25.10	Acknowledgment
25.11	Disclosure of information
25.12	Rights cumulative
25.13	Signatures
25.14	Meetings

26	Governing law

26.1	Governing law

26.2	Submission to jurisdiction

27	Counterparts

28	Definitions and Interpretation

28.1	Definitions Schedule
28.2	Interpretation
28.3	Appointment of the Note Trustee
28.4	Interpretation of provisions incorporated from TIA

Schedule 1 - Form of Class A Note and Terms and Conditions

Schedule 2 - Provisions for Meetings of Class A Note Holders

Signing page

v

Kingfisher Trust 2004-1G Note Trust Deed

Trust Indenture Act - Cross Reference Table

[This Cross Reference Table does not, for any purpose, form part of this Note Trust Deed.]  “NA” means not applicable.

Trust Indenture Act Section	Clause Reference
310(a)(1)	14.7-9, 17.3(b), 17.4, 17.5
310(a)(2)	14.7, 14.8, 14.9
310(a)(3)	NA
310(a)(4)	NA
310(a)(5)	17.9
310(b)	14.9, 17.10
310(c)	NA
311(a)	14.6
311(b)	14.6
311(c)	NA
312(a)	3.2, 3.3
312(b)	3.3
312(c)	3.4
313(a)	16.1
313(b)(1)	16.1
313(b)(2)	16.1, 21.3
313(c)	16.1, 21.1
313(d)	16.1
314(a)(1)	16.2(a)
314(a)(2)	16.2(b)
314(a)(3)	16.2(c)
314(a)(4)	6.1(d)
314(b)	6.1(j)
314(c)	24.1(a)
314(d)	24.1(b)
314(e)	24.1(c)
315(a)	14.2

Trust Indenture Act Section	Clause Reference
315(b)	7.1(a)
315(c)	14.3
315(d)	14.5, 10.5
315(e)	24.2
316(a)(1)	24.3
316(a)(2)	15.2
316(b)	24.4
316(c)	21.4
317(a)(1)	7.2(a)
317(a)(2)	7.2(b)
317(b)	5.1
318(a)	24.5

Kingfisher Trust 2004-1G Note Trust Deed

Details

Interpretation – definitions are at the end of the General terms

Parties	Trustee, Trust Manager and Note Trustee

Trustee	Name	Perpetual Trustee Company Limited (in its capacity as trustee of the Kingfisher Trust 2004-1G

	ABN	42 00 001 007

	Address	Level 7 9 Castlereagh Street Sydney NSW 2000

	Telephone	(02) 9229 9000

	Fax	(02) 9221 7870

	Attention	Manager, Securitisation

Trust Manager	Name	ANZ Capel Court Limited

	ABN	30 004 768 807

	Address	Level 12 530 Collins Street Melbourne VIC 3000

	Telephone	(03) 9273 2223

	Fax	(03) 9273 3539

	Attention	Manager, Transaction Management and Execution

Note Trustee	Name	The Bank of New York

	Address	101 Barclay Street 21W, New York New York 10286

	Telephone	To be advised

	Fax	(212) 815 3532

	Attention	Global Structured Products Group

Recitals	A	The Trustee wishes to issue, at the direction of the Trust Manager, the Class A Notes.

	B	The Note Trustee has agreed to act as Note Trustee for the Class A Note Holders on the terms set out in this deed.

C

This deed is an indenture qualified under, and subject to the mandatory provisions of, the Trust Indenture Act 1939 of the United States of America, which are incorporated by reference in and made part of this deed.

Governing law	New South Wales

Date of deed	See Signing page

Kingfisher Trust 2004-1G Note Trust Deed

General terms

1                                         Covenant to Pay

1.1                               Covenant to Pay

The Trustee at the direction of the Trust Manager shall on any date when any Class A Note becomes due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Note Trustee in accordance with, and subject to, the terms of the Transaction Documents in same day funds the principal of such Class A Note becoming due on that date and shall (subject to the Class A Note Conditions) until payment in whole of the principal of the Class A Note (both before and after judgment) unconditionally pay to or to the order of the Note Trustee interest on the Invested Amount of the Class A Note as set out in the Class A Note Conditions (subject to clause 1.4 (“Rate of interest after an Event of Default”)), provided that:

(a)                                  payment of any sum due in respect of the Class A Notes made to a Paying Agent as provided in the Agency Agreement (unless notice in accordance with clause 2 (“The Note Trustee”) of the Agency Agreement has been given) or to the Note Trustee in accordance with this deed shall to that extent, satisfy such obligation except to the extent that there is failure in the Paying Agent’s or the Note Trustee’s (as the case may be) subsequent payment to the relevant Class A Note Holders under the Class A Note Conditions and the Agency Agreement; and

(b)                                 a payment made after the due date shall be deemed to have been made when the full amount due has been received by the Paying Agent or the Note Trustee and notice to that effect has been given to the Class A Note Holders, except to the extent that there is failure in the Paying Agent’s or the Note Trustee’s (as the case may be) subsequent payment to the relevant Class A Note Holders under the Class A Note Conditions and the Agency Agreement.

1.2                               Discharge

Subject to clause 1.1 (“Covenant to Pay”), any payment to be made in respect of the Class A Notes by the Trustee or the Note Trustee may be made as provided in the Class A Note Conditions and any payment so made will (subject to clause 1.1 (“Covenant to Pay”)) to that extent be a good discharge to the Trustee or the Note Trustee, as the case may be.

1.3                               Payment after an Event of Default

At any time after an Event of Default has occurred, the Note Trustee may take the actions referred to in clause 2 (“The Note Trustee”) of the Agency Agreement.

1.4                               Rate of Interest after an Event of Default

If the Class A Notes become immediately due and payable, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Class A Note Conditions (with consequential amendments as necessary) except that the rate of interest need not be published unless the Note Trustee otherwise requires.  The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Class A Notes become so repayable.

2                                         Amount, Form and issue of Class A Notes

2.1                               Aggregate Amount and Denomination

The Class A Notes will be issued in minimum denominations of US$100,000 each and multiples of US$10,000 in excess of that amount.

2.2                               Description and Form of Class A Notes

(a)                                  (Form of Class A Notes):  The Class A Notes must be serially numbered and typewritten or printed (in the case of Class A Book-Entry Notes) or typewritten, printed, lithographed or engraved or produced by any combination of these methods and with or without steel borders (in the case of Class A Definitive Notes) in the form or substantially in the form set out in Schedule 1.

(b)                                 (Signing of Class A Notes):  Each Class A Note must be signed by an Authorised Officer or other duly appointed attorney or representative of the Trustee on behalf of the Trustee.

(c)                                  (Authentication of Class A Notes):  Each Class A Note must be authenticated by an Authorised Officer or other duly appointed representative of the Note Trustee on behalf of the Note Trustee.  No Class A Note will be valid for any purpose unless and until so authenticated.

(d)                                 (Dating of Class A Notes):  The Class A Notes must be dated the date of their authentication.

2.3                               Initial issue as Class A Book-Entry Notes

(a)                                  (Issue as Class A Book-Entry Notes):  The Class A Notes will upon issue be represented by one or more book-entry notes initially registered in accordance with clause 3 (“Class A Note Registrar”) in the name of Cede & Co, as nominee of DTC as the initial Depository.

(b)                                 (Delivery of Class A Book-Entry Notes):  The Trustee must on the date of this deed deliver or procure the delivery of Class A Book-Entry Notes to the Principal Paying Agent as agent for the Depository.

(c)                                  (Rights attaching to Class A Book-Entry Notes):  A Class A Book-Entry Note executed and authenticated in accordance with clause 2.2 (“Description and Form of Class A Notes”) will constitute binding and valid obligations of the Trustee.  Until a Class A Book-Entry Note has been exchanged pursuant to this deed, it shall in all respects be entitled to the same benefits as a Class A Definitive Note except as specifically provided to the contrary in this deed or the provisions of the Class A Book-Entry Note.

(d)                                 (Exchange etc):  Subject to this deed, the procedures relating to the exchange, authentication, delivery, surrender, cancellation, presentation, marking up or down of any Class A Book-Entry Note and any other matters to be carried out by the relevant parties upon exchange of any Class A Book-Entry Note will be made in accordance with the provisions of the Class A Book-Entry Notes and the normal practice of the Depository’s nominee, the Class A Note Registrar and the rules and procedures of the Depository from time to time.

(e)                                  (Dealings with Depository):  Unless and until the Class A Definitive Notes have been issued to a Class A Note Owner pursuant to clause 2.4 (“Issue of Class A Definitive Notes”), the following provisions apply:

(i)                                     the Trustee, the Trust Manager, each Agent and the Note Trustee will be entitled to deal with the Depository for all purposes whatsoever (including the payment of principal of and interest on the Class A Notes and the giving of instructions or directions under this deed) as the absolute holder of the Class A Notes and none of the Trustee, the Trust Manager, any Agent or the Note Trustee will be affected by notice to the contrary;

(ii)                                  whenever a notice or other communication to the Class A Note Holders is required under this deed or any other Transaction Document all such notices and communications must be given to the Depository and are not required to be given to the Class A Note Owners;

(iii)                               the rights of Class A Note Owners may be exercised only through the Depository and are limited to those established by law and agreements between such Class A Note Owners and the Depository or the Clearing Agency Participants (or both);

(iv)                              the Trustee, the Trust Manager, each Agent and the Note Trustee may conclusively rely upon any statement from the Depository or any Clearing Agency Participant as to the votes, instructions or directions it has received from Class A Note Owners or Clearing Agency Participants (or both).

To the extent that the provisions of this clause 2.3 (“Initial issue as Class A Book-Entry Notes”) conflict with any other provisions of this deed, the provisions of this clause 2.3 (“Initial issue as Class A Book-Entry Notes”) prevail.

2.4                               Issue of Class A Definitive Notes

(a)                                  (Events leading to exchange):  If:

(i)                                     the Depository advises the Note Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities with respect to the Class A Notes and the Trust Manager is unable to locate a qualified successor to act as Depository; or

(ii)                                  an Event of Default has occurred and is subsisting and the Class A Note Owners representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A Notes advise the Trustee through the Depository in writing that the continuation of a book entry system is no longer in the best interests of the Class A Note Owners, then the Trustee, on the direction of the Trust Manager, must within 30 days of such event instruct the Depository to notify all of the appropriate Class A Note Owners of the occurrence of any such event and of the availability of Class A Definitive Notes to such Class A Note Owners requesting the same.  The Note Trustee must promptly advise the Trustee and the Trust Manager upon the occurrence of an event referred to in clause 2.4(a)(i) (“Issue of Class A Definitive Notes”) and the Trustee must promptly advise the Note Trustee and the Trust Manager upon the occurrence of an event referred to in clause 2.4(a)(iii) (“Issue of Class A Definitive Notes”).

(b)                                 (Exchange for Class A Definitive Notes):  Upon the surrender to the Trustee of Class A Book-Entry Notes by the Depository following an instruction of the Trustee pursuant to clause 2.4(a) (“Issue of Class A Definitive Notes”), and the delivery by the Depository of the relevant registration instructions to the Trustee, the Trustee must issue and execute and the Note Trustee must authenticate and deliver Class A Definitive Notes of the same aggregate Invested Amount as those Class A Book-Entry Notes, replacing those Class A Book-Entry Notes, in accordance with clause 2.2 (“Description and Form of Class A Notes”) and the instructions of the Depository.  None of the Note Trustee, the Trust Manager, the Trustee or any Agent will be liable for any delay in delivery of such instructions and each such person may conclusively rely on, and will be protected in relying on, such instructions.

(c)                                  (No other entitlement):  No other Class A Note Owner will be entitled to receive a Class A Definitive Note representing such Class A Note Owner’s interest in a Class A Note, except as provided in this clause 2.4 (“Issue of Class A Definitive Notes”).

2.5                               Indemnity of non-issue of Class A Definitive Notes

If the Trustee is required to issue Class A Definitive Notes following an event specified in clause 2.4 but fails to do so within 30 days of surrender to the Trustee of the Class A Book-Entry Notes in accordance with clause 2.4 (“Issue of Class A Definitive Notes”) then the Trustee must, subject to clause

22 (“Limited recourse”), indemnify the Note Trustee, the Class A Note Holders and Class A Note Owners, and keep them indemnified, against any loss or damage incurred by any of them if the amount received by the Note Trustee, the Class A Note Holders or Class A Note Owners, respectively, is less than the amount that would have been received had Class A Definitive Notes been issued.  If the Trustee breaches its obligations under clause 2.4 (“Issue of Class A Definitive Notes”), it is acknowledged and agreed that damages alone will not be an adequate remedy for such a breach and that, in addition to any other rights they may have (but subject to clause 22 (“Limited recourse”)), the Note Trustee, the Class A Note Holders and the Class A Note Owners are entitled to sue the Trustee for specific performance, injunctive relief or other equitable relief to enforce the Trustee’s obligations under clause 2.4 (“Issue of Class A Definitive Notes”).

3                                         Class A Note Register

3.1                               Maintenance of Class A Note Register

The Note Trustee must procure that the Class A Note Register is maintained, and that Class A Notes are transferred, exchanged, replaced, redeemed and cancelled, all in accordance with the provisions of the Class A Notes (including the Class A Note Conditions) and the Agency Agreement.  If at any time for any reason there ceases to be a person performing the functions of the Class A Note Registrar under the Agency Agreement, the Note Trustee must act as the Class A Note Registrar and perform all of the obligations of the Class A Note Registrar contained in the Agency Agreement.

3.2                               Provision of Class A Note Holder Information

(a)                                  (Provision of Information): The Trustee must provide or procure the provision to the Note Trustee (if the Note Trustee is not the Class A Note Registrar) at intervals of not more than 6 months (commencing as from the Closing Date), and at such other times as the Note Trustee may request in writing, all information in the possession or control of the Class A Note Registrar as to the names and addresses of the Class A Note Holders, provided that the Trustee will not have any obligations pursuant to this clause 3.2 (“Provision of Class A Note Holder Information”) while the Class A Notes are all Class A Book-Entry Notes.

(b)                                 (Note Trustee’s Obligations): The Note Trustee must preserve, in as current form as is reasonably practicable, the names and addresses of the Class A Note Holders provided to it pursuant to clause 3.2 (“Provision of Class A Note Holder Information”) or otherwise received by it in any capacity and must comply with its obligations pursuant to section 312(b) of the TIA.

(c)                                  (Protection): The Trustee, the Note Trustee and the Class A Note Registrar will have the protection of section 312(c) of the TIA in relation to the disclosure of information in accordance with clause 3.2 (“Provision of Class A Note Holder Information”) and 3.3 (“Class A Note Register Conclusive”).

3.3                               Class A Note Register Conclusive

A Class A Note is not a certificate of title and the Class A Note Register is the only conclusive evidence of title to the Class A Notes.

4                                         Stamp duties

The Trustee shall pay any stamp, issue, documentary, registration or other duty or tax duties including interest and penalties, payable in the Commonwealth of Australia, New South Wales, the Australian Capital Territory, the United States of America and the United Kingdom in respect of the creation, issue and offering of the Class A Notes and the execution or delivery of this deed and each other Transaction Document.  Subject to clause 22 (“Limited Recourse”), the Trustee shall also indemnify the Note Trustee and the Class A Note Holders from and against all stamp, issue, documentary and other registration taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Note Trustee or the Class A Note Holders and Class A Note Owners to enforce the Trustee’s obligations under this deed or the Class A Notes.

5                                         Application of moneys received by the Note Trustee

5.1                               Declaration of Trust

All moneys received by the Note Trustee in respect of the Class A Notes or amounts payable under this deed shall, despite any appropriation of all or part of them by the Trustee, be held by the Note Trustee on trust to apply them (subject to clause 5.2 (“Accumulation”)):

(a)                                  first, in payment of all costs, charges, expenses and liabilities incurred by the Note Trustee (including all fees and remuneration payable to it) in carrying out its functions under this deed;

(b)                                 secondly, pari passu and rateably in payment of any amounts owing in respect of the Class A Notes; and

(c)                                  thirdly, in payment of any balance to the Trustee for distribution in accordance with the Master Trust Deed and the Supplemental Deed in respect of the Trust.

If the Note Trustee holds any moneys in respect of Class A Notes which have become void or in respect of which claims have become prescribed, the Note Trustee shall hold them on these trusts.

5.2                               Accumulation

If the amount of the moneys at any time (other than on a Payment Date) available for payment in respect of the Class A Notes under clause 5.1 (“Declaration of Trust”) is less than 10 per cent of the then Invested Amount of the Class A Notes and upon receipt of a written direction from the Trust Manager, the Note Trustee may invest such moneys in Authorised Investments denominated in US Dollars until the next Payment Date.  In the event the Trust Manager does not provide written instructions to the Note

Trustee within 5 days of receipt of funds, the Note Trustee may at its discretion, invest the funds in units of money market funds, including money market funds managed or advised by the Note Trustee or an affiliate thereof, having the highest possible rating by a recognised rating agency in the US.  The Note Trustee may retain such investments and accumulate the income from them until the earlier of the next Payment Date or when the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent of the Invested Amount of the Class A Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in clause 5.1 (“Declaration of Trust”).

5.3                               Investment

Moneys held by the Note Trustee may be invested in its name or under its control in Authorised Investments in accordance with clause 5.2 (“Accumulation”) or deposited in its name or under its control at such bank or other financial institution which has the Required Credit Rating in US$.  If that bank or institution is the Note Trustee or a subsidiary, holding or associated company of the Note Trustee, it need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer.  The Note Trustee may at any time vary or transpose any such investments or assets, and shall not be responsible for any resulting loss, whether by depreciation in value or otherwise.

6                                         Covenants

6.1                               The Trustee and the Trust Manager

So long as any Class A Note is outstanding, each of the Trustee and the Trust Manager severally covenants in favour of the Note Trustee that it:

(a)                                  (Class A Notes) will comply with all of its obligations under the Class A Notes (as if the provisions of the Class A Notes, including the Class A Note Conditions, were set out in full in this deed);

(b)                                 (Transaction Documents):

(i)                                     will comply with, perform and observe all of its material obligations under all the other Transaction Documents to which it is a party; and

(ii)                                  will enforce its rights under the Transaction Documents in a manner consistent with its respective obligations and duties under the Transaction Documents;

(c)                                  (Sarbanes-Oxley) in the case of the Trust Manager, use its best endeavours to procure that, each year, an independent public accountant:

(i)                                     conducts an examination of the documents and records relating to the servicing by the Servicer of the Purchased Receivables secured by Mortgages in respect of the Trust during the most recent calendar year ended 30 September, which complies with the Uniform Single Attestation Program for Mortgage Bankers issued by the Mortgage Bankers Associate of America or similar procedure; and

(ii)                                  delivers to the Note Trustee a compliance certificate in a form agreed between the Note Trustee and the Trust Manager in respect of that examination, in each case such that the Trust Manager is able to comply with its obligations under Section 302 of the United States Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 of the United States Securities Exchange Act of 1934, provided that in the case of the Trust, the first year in which a certificate or audit report referred to above is deliverable, or on examination is required, will be 2005;

or to comply with such applicable laws and regulations which may supercede the above requirements

(d)                                 (Notice of Event of Default) will notify the Note Trustee in writing promptly on becoming aware of the occurrence of any Event of Default, Trust Manager’s Default, Servicer Termination Event, Title Perfection Event or Trustee Default;

(e)                                  (Certificate of Compliance) will provide to the Note Trustee within 120 days after the end of each financial year of the Trust (commencing on the financial year ending on September 30, 2005):

(i)                                     in accordance with section 314(a)(4) of the TIA, a certificate from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the activities of the Trustee or the Trust Manager, as the case may be, in respect of the Trust during that year and of the Trustee’s or Trust Manager’s, as the case may be, compliance with all conditions, covenants and other provisions under this deed (and determined without regard to any period of grace or requirement of notice under this deed or any other Transaction Document) and giving reasonable details about any non-compliance; and

(ii)                                  a certificate (which may be part of the certificate referred to in clause 6.1(d)(i) (“The Trustee and the Trust Manager”)) from an Authorised Officer of the Trustee or the Trust Manager, as the case may be, stating whether to the best of his or her knowledge in the period since the date of execution of this deed (in the case of the first such certificate) based on a review of the activities referred to in clause 6.1(d)(i) (“The Trustee and the Trust Manager”) or since the provision of the most recent certificate under this clause 6.1(d)(ii) (“The Trustee and the Trust Manager”) (in the case of any other such certificate), an Event of Default, Title Perfection Event, Servicer Termination Event, Trust Manager’s Default or Trustee Default has occurred and, if any such event has occurred, giving reasonable details of that event;

(f)                                    (notices to Class A Note Holders) will send to the Note Trustee the form of each notice to be given to Class A Note Holders and Class A

Note Owners and, once given, two copies of each such notice, such notice to be in a form previously approved by the Note Trustee;

(g)                                 (further acts) will so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Note Trustee to give effect to this deed;

(h)                                 (notice of late payment) will promptly upon request by the Note Trustee, give notice to the Class A Note Holders of any unconditional payment to the Paying Agent or the Note Trustee of any sum due in respect of the Class A Notes made after the due date for such payment;

(i)                                     (listing) will, in the case of the Trust Manager only, use all reasonable endeavours to maintain the listing of the Class A Notes on the London Stock Exchange but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Note Trustee to be unduly onerous and the Note Trustee is satisfied that the interests of the Class A Note Holders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Class A Notes on another stock exchange previously approved in writing by the Note Trustee and, if necessary, following that quotation or listing enter into a deed supplemental to this deed to effect any consequential amendments to this deed necessary to comply with the requirements of any such stock exchange;

(j)                                     (change in Agents) will give at least 14 days’ prior notice to the Class A Note Holders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its Specified Office and not make any such appointment or removal without the Note Trustee’s prior written approval;

(k)                                  (provision of legal opinions) will procure the delivery of legal opinions addressed to the Note Trustee in accordance with section 314(b) of the TIA:

(i)                                     on the Closing Date, a legal opinion either stating that the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust has been properly recorded and filed so as to make effective the Security Interest intended to be created by the Deed of Charge in respect of the Trust, and reciting the details of such action, or stating that no such action is necessary to make such Security Interest effective; and

(ii)                                  within 120 days after the end of each financial year of the Trust (commencing on the financial year ending in September 2005), a legal opinion either stating that such action has been taken with respect to the recording, filing, re-recording (if any) and re-filing (if any) of the Deed of Charge in respect of the Trust as is necessary to maintain the Security Interest created by such Deed of Charge, and reciting the details of such action or stating that no such action, is necessary to maintain such Security Interest;

(l)                                     (Change of Trust Manager) will, in the case of the Trustee only, promptly notify the Note Trustee of any retirement or replacement of the Trust Manager pursuant to clause 23 of the Master Trust Deed and of the appointment of a replacement Trust Manager;

(m)                               (Class A Notes held by Trustee etc) will, in the case of the Trustee only, send to the Note Trustee as soon as practicable after being so requested by the Note Trustee a certificate of the Trustee signed by an Authorised Officer of the Trustee stating the number of Class A Notes held or issued at the date of such certificate by or on behalf of the Trustee;

(n)                                 (books of account) will, in the case of the Trustee only, keep proper books of account and, at any time after an Event of Default has occurred or if the Note Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow the Note Trustee and anyone appointed by it, access to the books of account of the Trustee at all times during normal business hours; and

(o)                                 (financial statements etc) will, in the case of the Trustee only, send to the Note Trustee at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year two copies in English of the Trust’s accounts and every notice, statement or circular issued, or which legally or contractually should be issued, to the members or creditors (or any class of them) of the Trust in their capacity as such.

6.2                               Covenants between Trustee and Trust Manager

(a)                                  (Obligations of Trust Manager):  Without limiting any other obligations of the Trust Manager pursuant to any Transaction Document, the Trust Manager covenants in favour of the Trustee to prepare and submit to the Trustee all documents required to be filed with or submitted to the SEC or the London Stock Exchange by the Trustee in relation to the Class A Notes, the Trust or this deed at least, where possible, 5 Business Days before such filing or submission is required and to take such other actions as may reasonably be taken by the Trust Manager to perform or ensure the performance by the Trustee of its obligations under the TIA, the Exchange Act or the listing rules of the United Kingdom Listing Authority in relation to the Class A Notes, the Trust or this deed.  No breach by the Trustee of any obligation under the TIA, the Exchange Act, the listing rules of the United Kingdom Listing Authority or this deed will be considered to be fraud, gross negligence or wilful default for the purposes of clause 22.3 (“Breach of Trust”) to the extent that it results from a breach by the Trust Manager of this clause 6.2(a) (“Covenants between Trustee and Trust Manager”).

(b)                                 (Obligation of Trustee):  Subject to compliance by the Trust Manager with clause 6.2(a) (“Covenants between Trustee and Trust Manager”), the Trustee covenants in favour of the Trust Manager to sign all documents and do all things reasonably requested by the Trust Manager in relation to the compliance by the Trustee or the Trust Manager of its obligations under the TIA, the Exchange Act or the listing rules of the United Kingdom Listing Authority in relation to the Class A Notes, the Trust or this deed.

7                                         Enforcement

7.1                               Actions following Event of Default

If an Event of Default has occurred in respect of the Trust, the Note Trustee must:

(a)                                  (Notify Class A Note Holders): notify each Class A Note Holder and such other persons as are specified in section 313(c) of the TIA of the Event of Default in respect of the Trust, as the case may be, within 10 days, or such shorter period as may be required by the rules of any stock exchange on which the Class A Notes are listed, after the occurrence of the Event of Default in respect of the Trust provided that, except in the case of a default in payment of principal or interest on any Class A Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors or Authorised Officers (or both) in good faith determine that withholding the notice is in the interest of Class A Note Holders;

(b)                                 (Determine whether to Seek Directions): if a meeting of Voting Secured Creditors is to be held under the Global Master Security Trust Deed, determine whether it proposes to seek directions from Class A Note Holders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Note Holders; and

(c)                                  (Vote at Meeting of Voting Secured Creditors): subject to clause 7.5 (“Restrictions on enforcement”), vote at any meeting of Voting Secured Creditors held under the Global Master Security Trust Deed.  Any such votes by the Note Trustee must be exercised for or against any proposal at the meeting of Voting Secured Creditors in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Note Holders who have directed the Note Trustee to vote for or against such a proposal.

7.2                               Further Actions

In addition to the above provisions of this clause 7 (“Enforcement”), and for avoidance of doubt, the Note Trustee also has the power, subject to clause 22 (“Limited Recourse”) and to the Global Master Security Trust Deed:

(a)                                  (enforce following default) in the event of a default in repayment of the principal or payment of interest by the Trustee in respect of any Class A Note when and as the same shall become due and payable, which default has continued for a period of 10 days, to recover judgment, in its own name and as the Note Trustee, against the Trustee upon the Class A Notes for the whole amount of such principal and interest remaining unpaid;

(b)                                 (file proofs) to file such proofs of claim and other payments or documents as may be necessary or advisable in order to have the claims of the Note Trustee and the Class A Note Holders allowed in any judicial proceedings in relation to the Trustee upon the Class A Notes, the Secured Creditors in relation to the Trust or the Assets of the Trust;

(c)                                  (collect moneys) to collect and receive any moneys or other property payable or deliverable on any of those claims and to distribute those moneys; and

(d)                                 (enforce rights) if an Event of Default occurs in respect of the Trust and is subsisting, to proceed to protect and enforce its rights and the rights of the Class A Note Holders by such appropriate judicial proceedings as the Note Trustee deems most effectual to protect and enforce any such rights, whether for the performance of any provision of this deed or in aid of the exercise of any power under this deed or to enforce any other proper remedy, but nothing in this clause 7.2 (“Further Actions”) is to be construed as requiring the Note Trustee to take any such action unless it has been directed to do so by the Class A Note Holders and has been indemnified or put in funds to its satisfaction by the Class A Note Holders against any liability that it may incur as a result of taking such action.

7.3                               Evidence of default

If the Security Trustee or the Note Trustee takes any action against the Trustee to enforce any of the provisions of any Class A Notes or this deed, proof that:

(a)                                  as regards any Class A Note, the Trustee has not paid any principal or interest due in respect of that Class A Note shall (unless the contrary is proved) be sufficient evidence that the Trustee has not paid that principal or interest on all other Class A Notes in respect of which the relevant payment is then due; and

(b)                                 as regards any Interest Amount, the Trustee has not paid any interest due in respect of that Interest Amount shall (unless the contrary is proved) be sufficient evidence that the Trustee has not paid that interest on all other Interest Amounts in respect of which the relevant payment is then due.

7.4                               Overdue interest

The rates of interest payable in respect of any Class A Note which has become due and repayable in full and which has not been repaid shall be calculated at three-monthly intervals, commencing on the expiry of the Interest Period during which the Class A Note became due and repayable in accordance with the provisions of Condition 6.4 of the Class A Note Conditions, except that no notices need be given to Class A Note Holders in relation to that interest.

7.5                               Restrictions on enforcement

If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Global Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property in respect of the Trust or consent to the Security Trustee so disposing unless either:

(a)                                  a sufficient amount would be realised to discharge in full all amounts owing to the Class A Note Holders and any other amounts payable by the Trustee in respect of the Trust ranking in priority to or pari passu with the Class A Notes; or

(b)                                 the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Trustee (or the Security Trustee under the Global Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

7.6                               Liability for Enforcement

Subject to clauses 11 (“Note Trustee liable for negligence”), 14.3 (“Duties following an Event of Default”), 14.5 (“Note Trustee Not Relieved of Liability for Negligence”) and the mandatory provisions of the TIA, the Note Trustee will not be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, of any Secured Property in respect of the Trust or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Trustee or any third party in respect of the Trustee or the Class A Notes or relating in any way to the Secured Property except where caused by its fraud, gross negligence or wilful default.  Without limitation, the Note Trustee shall not be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with clause 7.5 (“Restrictions on enforcement”).

7.7                               Exclusions

The Note Trustee will not be liable for any loss, expense or liability which may be suffered as a result of any assets secured by the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, the Secured Property or any deeds or documents of title thereto being uninsured or inadequately insured or by clearing organisations or their operator or by any person on behalf of the Security Trustee or the Note Trustee, except where caused by its fraud, gross negligence or wilful default.

7.8                               Directions

In giving any direction to the Security Trustee under this deed or the Global Master Security Trust Deed, the Note Trustee shall not be obliged to ensure that the Security Trustee complies with such direction and will not be liable for failure by the Security Trustee so to comply.

8                                         Proceedings

8.1                                Acting only on direction

(a)                                  Subject to paragraph (b), the Note Trustee may but shall not be bound to vote under the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, or otherwise direct the Security Trustee under the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, or take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with, the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, this deed or any Class A Notes unless directed or requested to do so by an Extraordinary Resolution of the Class A Note Holders and then only if the Note Trustee is indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

(b)                                 So long as any of the Class A Notes remain outstanding, the Note Trustee shall not, and shall not be bound to, act at the request or direction of any Class A Note Holders other than the Class A Note Holders under paragraph (a) unless:

(i)                                     so to do would not, in its opinion be materially prejudicial to the interests of the Class A Note Holders; or

(ii)                                  the relevant action is sanctioned by an Extraordinary Resolution of the Class A Note Holders.

(c)                                  If the Note Trustee is entitled to vote at any meeting of the Voting Secured Creditors on behalf of the Class A Note Holders, the Note Trustee must vote in accordance with the directions of the Class A Note Holders and otherwise in its absolute discretion.  In acting in accordance with the directions of the Class A Note Holders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Note Holders who have directed the Note Trustee to vote for or against that proposal.

8.2                               Security Trustee acting

Only the Security Trustee may enforce the provisions of the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust and neither the Note Trustee nor any Class A Note Holder is entitled to proceed directly against the Trustee to enforce the performance of any of the provisions of the Deed of Charge, the Global Master Security Trust Deed or the Class A Notes (including the Class A Note Conditions) except that if the

Security Trustee, having become bound to take steps or to proceed (or both) under the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, fails to do so within 7 Business Days and such failure is continuing, the Note Trustee failing which the Class A Note Holders may proceed directly against the Trustee but then only if and to the extent the Note Trustee, failing which the Class A Note Holders, are able to do so under Australian law.

8.3                               Note Trustee alone entitled to act

Only the Note Trustee may:

(a)                                  direct the Security Trustee to enforce the provisions of the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust or otherwise; or

(b)                                 enforce the provisions of this deed or the Class A Notes (including the Class A Note Conditions),

and no Class A Note Holder is entitled to take any of the above actions or to proceed directly against the Note Trustee to enforce the performance of any of the provisions of this deed or the Class A Notes (including the Class A Note Conditions) except that if the Note Trustee, having become bound to take steps or proceed (or both) under clause 7 (“Enforcement”), this clause 8 (“Proceedings”) and/or the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust (or one or more of them), fails to do so within a reasonable time and such failure is continuing, the Class A Note Holders may take such steps or proceedings directly but then only if and to the extent the Class A Note Holders are able to do so under Australian law.

9                                         Remuneration and indemnification of the Note Trustee

9.1                               Normal remuneration

So long as any Class A Note is outstanding, the Note Trustee will receive a fee as remuneration for:

(a)                                  its services as note trustee; and

(b)                                 the services of each Agent (as defined in the Agency Agreement),

in an amount equal to such sum on such dates in each case as may be agreed from time to time with the Trust Manager.  Such remuneration shall accrue from day to day from the date of this deed until the Trust is terminated, and is to be paid from the Assets of the Trust in accordance with and limited to the order of payment set out in clauses 14.8 (“Required Payments (Interest Waterfall)”) and 14.18 (“Application of proceeds following an Event of Default”) of the Supplemental Deed.

9.2                               Extra remuneration

At any time after the Trustee has failed to pay any sums due under the Class A Notes, or if the Note Trustee undertakes duties which it considers necessary or expedient under this deed, or is requested by the Trust Manager to undertake duties, and in either case which they both agree to be of an exceptional nature or otherwise outside the scope of the Note Trustee’s normal duties under this deed, the Note Trustee shall receive such additional remuneration as they may agree or, failing agreement as to any of the matters in this clause (or as to such sums referred to in clause 9.1 (“Normal remuneration”)), as determined by a merchant or investment bank (acting as an expert and not as arbitrator) selected by the Note Trustee and approved by the Trust Manager or, failing such approval, nominated by the President for the time being of the New South Wales Law Society.  The expenses involved in such nomination and such merchant bank’s fee shall be paid out of the Assets of the Trust.  The determination of such merchant or investment bank shall be conclusive and binding on the Trust Manager, the Trustee, the Note Trustee and the Class A Note Holders.

9.3                               Expenses

The Note Trustee shall also, on each Payment Date, be indemnified for all costs, charges, liabilities and expenses properly incurred by the Note Trustee (except for any overhead or general operating expenses incurred by the Note Trustee) in the preparation and execution of this deed and the performance of its functions under this deed including, but not limited to, legal expenses in connection with any legal proceedings properly brought by the Note Trustee against the Trustee to enforce any provision of this deed, the Class A Notes, and any stamp, documentary, registration or other taxes or duties including any GST paid by the Note Trustee in connection with those documents and its supply of services.

9.4                               Indemnity

Subject to clause 22 (“Limited Recourse”), the Note Trustee shall be indemnified in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all proper costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

9.5                               Continuing effect

Clauses 9.3 (“Expenses”) and 9.4 (“Indemnity”) will continue in full force and effect as regards the Note Trustee even if it no longer is Note Trustee.

9.6                               Supplemental Deed

Amounts paid to the Note Trustee under this clause 9 (“Remuneration and indemnification of the Note Trustee”) will be paid in accordance with and are limited to the order of payment set out in clauses 14.8 (“Required Payments (Interest waterfall)”) and 14.18 (“Application of proceeds following an Event of Default”) of the Supplemental Deed.

10                                   Supplemental Provisions

10.1                        Liability to Account

The Note Trustee is under no obligation to account to any Interested Person for any moneys received pursuant to this deed or any other Transaction Document other than those received by the Note Trustee from the Trustee or received or recovered by the Note Trustee under this deed or any other Transaction Document, subject always to such deductions and withholdings by the Note Trustee as are authorised by this deed. Obligations of the Note Trustee to any Interested Person or any other person under or in connection with this deed can only be enforced against the Note Trustee to the extent to which they can be satisfied out of such moneys in accordance with this deed.

10.2                        Class A Notes

The Note Trustee is not responsible for the receipt or application of the proceeds of issue of any of the Class A Notes or (except when acting as Class A Note Registrar and to the extent specifically provided in this deed or the Agency Agreement) for the exchange, transfer or cancellation of any Note.

10.3                        Advice

The Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, accountant, banker, broker, credit-rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it conforms with any applicable requirements of this deed or the TIA.  Any such opinion, advice or information may be sent or obtained by letter, telex, telegraph, cable or fax and the Note Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

10.4                        Note Trustee to assume performance

The Note Trustee need not notify anyone of the execution of this deed or any other Transaction Document or any transaction contemplated by them or do anything to find out if an Event of Default has occurred in respect of the Trust.  Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Trustee and each other party to the Transaction Documents (other than itself) is performing all its obligations under this deed and the Class A Notes.

10.5                        Resolutions of Class A Note Holders

The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Class A Note Holders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Class A Note Holders.

10.6                        Reliance

Subject to clause 14.2(b) (“Duties prior to an Event of Default”), the Note Trustee is, for any purpose and at any time, entitled to rely on, act upon, accept and regard as conclusive and sufficient (without being in any way bound to call for further evidence or information or being responsible for any loss that may be occasioned by such reliance, acceptance or regard) any of the following:

(a)                                  any information, report, balance sheet, profit and loss account, certificate or statement supplied by the Trustee, the Security Trustee, or the Trust Manager or by an officer, auditor or solicitor of the Trustee, the Security Trustee, or the Trust Manager;

(b)                                 any information or statement provided to it in relation to the Class A Notes, the Class A Note Holders or the Class A Note Owners by the Depository or its nominee;

(c)                                  all statements (including statements made or given to the best of the maker’s knowledge and belief or similarly qualified) contained in any information, report, balance sheet, profit and loss account, certificate, opinion or statement given pursuant to or in relation to this deed, the Global Master Security Trust Deed, the Deed of Charge in respect of the Trust, the Master Trust Deed or the Supplemental Deed in respect of the Trust provided the Note Trustee shall examine, where applicable, the evidence furnished to it pursuant to any provision of this deed to determine whether or not such evidence conforms to the requirements of this deed;

(d)                                 all accounts supplied to the Note Trustee pursuant to this deed and all reports of the Auditor supplied to the Note Trustee pursuant to this deed; and

(e)                                  notices and other information supplied to the Note Trustee under this deed,

save, in each case, when it is actually aware that the information supplied pursuant to subclauses (a) to (e) is incorrect or incomplete.

10.7                        Certificate signed by Authorised Officer

If the Note Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by an Authorised Officer of the Trustee or the Trust Manager as to that fact or to the effect that, in their opinion, that act is expedient and the Note Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.  Nothing in this clause 10.7 (“Certificate signed by Authorised Officer”) is to be construed as either limiting the Note Trustee’s right to call for such evidence, in its discretion, and to exercise its powers under this deed so to do or permitting the Note Trustee to rely on evidence of compliance with conditions precedent where such reliance is not permitted by section 314 of the TIA.

10.8                        Signatures

The Note Trustee may rely in good faith on the validity of any signature on any Note, transfer, form or application or other instrument or document unless the Note Trustee has reason to believe that the signature is not genuine.  The Note Trustee is not liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made.

10.9                        Deposit of documents

The Note Trustee may deposit this deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof.

10.10                 Discretion

The Note Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise except where it arises from the Note Trustee’s fraud, gross negligence or wilful default.

10.11                 Agents

Whenever it considers it expedient in the interests of the Class A Note Holders, the Note Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Note Trustee (including the receipt and payment of money).  The Note Trustee remains liable for the acts or omissions of an agent except where the Note Trustee has acted in good faith and without negligence or breach of trust in relation to the appointment of the agent.  The Note Trustee is not bound to supervise the proceedings or acts of any such agent.

10.12                 Delegation

Whenever it considers it expedient in the interests of the Class A Note Holders, the Note Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.  The Note Trustee remains liable for the acts or omissions of a delegate except where the Note Trustee has acted in good faith and without negligence or breach of trust in relation to the appointment of the delegate.  The Note Trustee shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

10.13                 Application to Court

The Note Trustee may, whenever it thinks it expedient in the interests of the Class A Note Holders, apply to any court for directions in relation to any question of law or fact arising either before or after an Event of Default in respect of the Trust and assent to or approve any applications of any Class A Note Holder, the Trustee or the Trust Manager.

10.14                 Interests of Class A Note Holders

In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this deed or any other Transaction Document (including, without limitation, any modification, waiver, authorisation or determination), the Note Trustee must where it is required to have regard to the interests of the Class A Note Holders, have regard to the general interests of the Class A Note Holders.  The Note Trustee will not incur any liability to any Class A Note Holder as a result of the Note Trustee giving effect to this clause.

10.15                 Assumption as to Prejudice

The Note Trustee is entitled to assume, for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to the Class A Notes, this deed or any other Transaction Document in respect of the Trust, that such exercise will not be materially prejudicial to the interest of the Class A Note Holders if each Designated Rating Agency has confirmed in writing that such exercise will not result in the reduction, qualification or withdrawal of the credit rating then assigned by it to the Class A Notes (but nothing in this clause is to be construed as requiring the Note Trustee to obtain such confirmation).

10.16                 Ratings

Except as otherwise provided in this deed or any other Transaction Document in respect of the Trust, the Note Trustee has no responsibility for the maintenance of any rating of the Class A Notes by any Designated Rating Agency or any other person.

10.17                 Validity of Transaction Documents

The Note Trustee is not responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability, admissibility in evidence, form or content of this deed or any other Transaction Document in respect of the Trust (other than the execution and delivery by it of this deed and each other Transaction Document in respect of the Trust to which it is expressed to be a party and the performance of those obligations expressed to be binding on it under this deed and such Transaction Documents) and is not liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this deed or any other Transaction Document in respect of the Trust except to the extent specifically provided in this deed or such Transaction Document.  The Note Trustee is not responsible for recitals, statements, warranties or representations of any party (other than itself) contained in any Transaction Document in respect of the Trust (and is entitled to assume the accuracy and correctness thereof).

10.18                 Defect in Security

The Note Trustee is not bound or concerned to examine or enquire into nor is it liable for any defect in or failure to perfect any Security Interest created or purported to be created by the Global Master Security Trust Deed or the Deed of Charge in respect of the Trust and the Note Trustee may accept without enquiry, requisition or objection such title as the Security Trustee may have to the Secured Property in respect of the Trust or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Security Trustee or the Secured Property in respect of the Trust or any part thereof from time to time.

10.19                 Class A Note Holders Responsible

Each Class A Note Holder is solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and, nature of the Trustee and the Trust and the Note Trustee does not at any time have any responsibility for the same and no Class A Note Holder may rely on the Note Trustee in respect of such appraisal and investigation.

10.20                 Limit on Obligation

No provision of this deed or any other Transaction Document requires the Note Trustee to do anything which may be contrary to any applicable law or regulation or to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or full indemnity against such risk or liability is not assured to it.  Except for the obligations imposed on it under this deed, the Class A Notes or any other Transaction Document, the Note Trustee is not obliged to do or omit to do any thing, including entering into any transaction or incurring any liability unless the Note Trustee’s liability, is limited in a manner satisfactory to the Note Trustee in its absolute discretion.

10.21                 No liability for breach

The Note Trustee is not to be under any liability whatsoever for a failure to take any action in respect of any breach by the Trustee of its duties as trustee of the Trust of which the Note Trustee is not aware or in respect of any Event of Default in respect of the Trust of which the Note Trustee is not aware.

10.22                 Dispute or ambiguity

In the event of any dispute or ambiguity as to the construction or enforceability of this deed or any other Transaction Document in respect of the Trust, or the Note Trustee’s powers or obligations under or in connection with this deed or the determination or calculation of any amount or thing for the purpose of this deed or the construction or validity of any direction from Class A Note Holders, provided the Note Trustee is using reasonable endeavours to resolve such ambiguity or dispute, the Note Trustee, in its absolute discretion, may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute or ambiguity.

10.23                 Loss to charged property

The Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property in respect of the Trust or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, gross negligence or wilful default of the Note Trustee.

10.24                 Forged Class A Notes

The Note Trustee shall not be liable to the Trustee or any Class A Note Holder by reason of having accepted as valid or not having rejected any Note purporting to be such and later found to be forged or not authentic.

10.25                 Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Note Trustee shall not be required to disclose to any Class A Note Holder or Unitholder any confidential financial or other information made available to the Note Trustee by the Trustee.

10.26                 Disclosure

Subject to this deed, any applicable laws and any duty of confidentiality owed by any Interested Person to any other person, the Note Trustee may, for the purpose of meeting its obligations under this deed, disclose to any Class A Note Holder any confidential, financial or other information made available to the Note Trustee by an Interested Person or any other person in connection with this deed.

10.27                 Determinations conclusive

As between itself and the Class A Note Holders, the Note Trustee may determine all questions and doubts arising in relation to any of the provisions of this deed or the Class A Note Conditions.  Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Note Trustee, shall be conclusive and shall bind the Note Trustee and the Class A Note Holders.

10.28                 Currency conversion

Subject to the Class A Note Conditions, the Global Master Security Trust Deed, and the Deed of Charge in respect of the Trust, where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Note Trustee but having regard to current rates of exchange, if available.  Any rate, method and date so specified shall be binding on the Trustee, Trust Manager and the Class A Note Holders.

10.29                 Class A Notes held by the Trustee etc

In the absence of actual knowledge or express notice to the contrary, the Note Trustee may assume without enquiry that no Class A Notes are for the time being held by or on behalf of the Trustee.

10.30                 Legal opinions

Subject to the requirements of the TIA imposed on the Note Trustee in relation to opinions, the Note Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Class A Notes or for checking or commenting upon the content of any such legal opinion.

10.31                 No liability for tax on payments

The Note Trustee has no responsibility whatsoever to any Class A Note Holder or any other person in relation to any deficiency in a payment by the Note Trustee to any Class A Note Holders if that deficiency arises as a result of the Note Trustee or the Trustee being subject to any Tax in respect of that payment, the Secured Property in respect of the Trust, the Global Master Security Trust Deed, this deed or any income or proceeds from them.

10.32                 Powers additional

The powers conferred upon the Note Trustee by this deed are in addition to its powers under general law.

11                                  Note Trustee liable for negligence

If the Note Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of this deed and the mandatory provisions of the TIA conferring on it any trusts, powers, authorities or discretions, nothing in this deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, gross negligence or wilful default of which it may be guilty.

12                                  Waiver

12.1                        Waiver

The Note Trustee may, without the consent of the Class A Note Holders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Class A Note Holders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Trustee of this deed or the Class A Note Conditions provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution of the Class A Note Holders or a request made pursuant to Condition 10.1.  No such direction or request will affect a previous waiver, authorisation or determination.  Any such waiver, authorisation or determination shall be binding on the Class A Note Holders and, if the Note Trustee so requires, will be notified to the Class A Note Holders as soon as practicable.

13                                  Note Trustee not precluded from entering into contracts

The Note Trustee and any other person (including any director or officer of the Note Trustee), whether or not acting for itself, may acquire, hold or dispose of any Class A Note or other security (or any interest therein) of the Trustee or any other person, may enter into or be interested in any contract or transaction with the Trustee or any other party to a Transaction Document in respect of the Trust and may act on, or as depository or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Note Trustee were not acting as Note Trustee and need not account for any profit or commission received in connection with such arrangements.  This clause 13 (“Note Trustee not precluded from entering into contracts”)  only applies if the Note Trustee is subject to section 311(a) of the TIA.

14                                  Duties of Note Trustee

14.1                        Note Trustee’s General Duties

The Note Trustee must comply with the duties imposed on it by this deed, the Class A Notes (including the Class A Note Conditions) and each other Transaction Document in respect of the Trust to which it is a party and must in the exercise of all discretions vested in it by this deed and all other Transaction Documents in respect of the Trust except where expressly provided otherwise, have regard to the interest of the Class A Note Holders.

14.2                        Duties prior to an Event of Default

Prior to an Event of Default in respect of the Trust:

(a)                                   the Note Trustee shall not be liable except for the performance of such duties as are specifically set out in this deed, the Class A Notes (including the Class A Note Conditions) or any other Transaction Document in respect of the Trust to which it is a party and no implied covenants or obligations on the part of the Note Trustee are to be read into this deed (subject to the mandatory requirements of the TIA); and

(b)                                  (subject to the mandatory requirements of the TIA) the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Note Trustee, upon certificates or opinions furnished to the Note Trustee and conforming to the requirements of this deed provided that the Note Trustee shall examine, where applicable, the evidence furnished to it pursuant to any provision of this deed to determine whether or not such evidence conforms to the requirements of this deed.

14.3                        Duties following an Event of Default

If an Event of Default has occurred in respect of the Trust and is subsisting, the Note Trustee shall exercise the rights and powers vested in it by this deed and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

14.4                        Certain Limitations of Liability where Acting in Good Faith

The Note Trustee shall not be liable under this deed or any Transaction Document in respect of the Trust for any error of judgment made in good faith by an Authorised Officer of the Note Trustee unless it is proved that the Note Trustee was negligent in ascertaining the pertinent facts.

14.5                        Note Trustee Not Relieved of Liability for Negligence

Subject to clauses 14.2 (“Duties prior to Event of Default”) and 14.4 (“Certain Limitations of Liability where Acting in Good Faith”), nothing in this deed will relieve the Note Trustee from liability for its own fraud, its own grossly negligent action, its own grossly negligent failure to act or its own wilful default.  Section 315(d)(3) of the TIA is expressly excluded by this deed.

14.6                        Preferred Collection of Claims Against Trustee

The Note Trustee must comply with section 311(a) of the TIA and the rules thereunder other than with respect to any creditor relationship excluded from the operation of section 311(a) by section 311(b) of the TIA.  Following its retirement or removal pursuant to clause 17 (“Appointment, retirement and removal of Note Trustee”), the Note Trustee will remain subject to section 311(a) of the TIA to the extent required by the TIA.

14.7                        Compliance with Section 310 of the TIA

(a)                                   (Section 310(a) of TIA): The Note Trustee must ensure that it at all times satisfies the requirements of section 310(a) of the TIA.

(b)                                  (Capital): Without limiting the foregoing, the Note Trustee must ensure that it at all times has a combined capital and surplus (as those terms are used in the TIA) of at least US$50,000,000 as set forth in its most recent published annual report of condition.

(c)                                   (Section 310(b) of TIA): The Note Trustee must at all times comply with section 310(b) of the TIA, provided that any indenture or indentures under which other securities of the Trustee are outstanding will be excluded from the operation of section 310(b)(1) of the TIA if the requirements for such exclusion set out in section 310(b)(1) of the TIA are met.

14.8                        Transaction Documents

The Note Trustee must make available at the Note Trustee’s registered office for inspection by Class A Note Holders a copy of each Transaction Document in accordance with Condition 11 (provided that the Note Trustee will not be in default of its obligations pursuant to this clause 14.9 (“Transaction Documents”) in respect of any Transaction Document, other than a Transaction Document to which the Note Trustee in respect of the Trust is a party, a copy of which has not been provided to the Note Trustee).

15                                  Amendment

15.1                        Amendment by Note Trustee

Subject to this clause 15 (“Amendment”) and to any approval required by law, the Note Trustee, the Trust Manager and the Trustee may together agree, without the consent of any Class A Note Holders, by way of supplemental deed to alter, add to or modify any provision of this deed or the Class A Notes (including the Class A Note Conditions) so long as such alteration, addition or modification is not a Payment Modification and such alteration, addition or modification in the opinion of the Note Trustee:

(a)                                   (Necessary or expedient) is necessary or expedient to comply with the provisions of any statute or with the requirements of any Governmental Agency;

(b)                                  (Manifest error) is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

(c)                                   (Amendment to law) is appropriate or expedient as a consequence of an amendment to any statute or altered requirements of any Governmental Agency or any decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or an amendment to any statute or ruling by the Federal Commissioner of Taxation or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust or the Note Trust); or

(d)                                  (Otherwise desirable) and the Trustee is otherwise desirable for any reason and:

(i)                                      is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Note Holders; or

(ii)                                   if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Note Holders, the consent of an Extraordinary Resolution of the Class A Note Holders to the alteration, addition or resolution has been obtained.  For the purpose of determining whether there has been an Extraordinary Resolution of the Class A Note Holders consenting to an alteration, addition or revocation, Class A Notes which are beneficially owned by the Trustee or the Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trustee or the Trust Manager, shall be disregarded, provided that the Note Trustee, the Trust Manager and the Trustee may not alter, add to or modify any provision of this deed or the Class A Notes unless the Trust Manager has notified each Designated Rating Agency 5 Business Days in advance.

15.2                        Amendments requiring consent of all Class A Note Holders

The Note Trustee, the Trust Manager and the Trustee may together agree by way of supplemental deed to make or effect a Payment Modification to this deed or the Class A Notes (including the Class A Note Conditions) if, and only if, the consent has first been obtained of each Class A Note Holder to such Payment Modification.

15.3                        Compliance with TIA

Any supplemental deed altering, adding to or modifying any provision of this deed or the Class A Notes (including the Class A Note Conditions) referred to in this clause 15 (“Amendment”) must conform, to the extent applicable, with the requirements of the TIA.

15.4                        No Designated Rating Agency downgrade

The Note Trustee will be entitled to assume that any proposed alteration, addition or modification, other than a Payment Modification, will not be materially prejudicial to the interests of Class A Note Holders if each Designated Rating Agency confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A Notes by the Designated Rating Agency.

15.5                        Distribution of amendments

Unless the Note Trustee agrees otherwise, the Trustee (or the Trust Manager on its behalf) must distribute to all Class A Note Holders a copy of any amendment made pursuant to this clause 15 (“Amendment”) as soon as reasonably practicable after the amendment has been made.

15.6                        Amendments binding on Class A Note Holders

Any alteration, addition or revocation of a provision of this deed or the Class A Notes made pursuant to this clause 15 (“Amendment”) is binding on all Class A Note Holders.

16                                  Reports

16.1                        Reports by Note Trustee

If so required by section 313(a) of the TIA, the Note Trustee shall provide to each Class A Note Holder, and such other persons as the Note Trustee is required by section 313(c) of the TIA to provide, at intervals of not more than 12 months (commencing as from the Closing Date) a brief report of the events referred to in section 313(a) of the TIA that have occurred within the preceding 12 months and shall provide such additional reports to Class A Note Holders, and such other persons as the Note Trustee is required by section 313(c) of the TIA to provide reports to, as are required by section 313(b) of the TIA at the times specified in that section.  A copy of each such report at the time of its provision to Class A Note Holders must be copied to the Trustee and the Trust Manager and must be filed by the Note Trustee with the SEC and each stock exchange, if any, on which the Class A Notes are listed.

16.2                        Reports by Trust Manager

The Trust Manager covenants that it will:

(a)                                   (Copy Securities Exchange Act Reports to Note Trustee) file:

(i)                                      with the SEC at such times as are required under the Exchange Act; and

(ii)                                   with the Note Trustee, within 15 days after it is required to file the same with the SEC,

copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), if any, which it may be required to file with the SEC pursuant to section 13 or 15(d) of the Exchange Act or, if it is not required to file information, documents or reports pursuant to either of such sections, then to file with the Note Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

(b)                                  (Other reports) file with the Note Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by it with the conditions and covenants of this deed as may be required from time to time by such rules and regulations; and

(c)                                   (Summaries to Class A Note Holders) transmit to Class A Note Holders, and such other persons as are required by section 314(a)(3) of the TIA, such summaries of any information, documents and reports required to be filed by the Trust Manager pursuant to clauses 16.2 (“Reports by Trust Manager”) (a) and (b) as may be required by rules and regulations prescribed from time to time by the SEC.

16.3                        Restricted Securities

The Trustee and the Trust Manager each severally covenants that it will forthwith notify the Note Trustee if, at any time, after the Closing Date, any Class A Notes become “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act of 1933 of the United States of America) and during any period during which the Trustee or the Trust Manager is neither subject to Sections 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(d) under the Exchange Act, make available to each holder of those Class A Notes in connection with any resale of those Class A Notes and to any prospective purchaser of the Class A Notes from that holder, in each case upon request, the information specified in and meeting the requirements of Rule 144(A)(d)(4) under the Securities Act.

17                                  Appointment, retirement and removal of the Note Trustee

17.1                        Appointment

The Trustee has the power to appoint new note trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution of the Class A Note Holders.  The Trustee may not appoint a new Note Trustee if such appointment would result in the suspension, reduction, qualification or withdrawal of a rating assigned to any of the Class A Notes by any Designated Rating Agency. Any appointment of a new Note Trustee shall be notified by the Trustee to the Class A Note Holders and each Designated Rating Agency as soon as practicable.  Any new Note Trustee must forthwith execute a deed on substantially the same terms as this deed.

17.2                        Retirement of Note Trustee

The Note Trustee covenants that it will retire as Note Trustee if:

(a)                                  (Insolvency): an Insolvency Event occurs in relation to the Note Trustee in its personal capacity or in respect of its personal assets (and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee);

(b)                                 (Ceases to carry on business): it ceases to carry on business;

(c)                                  (Ceases to be an Eligible Trust Corporation): it ceases to be an Eligible Trust Corporation;

(d)                                 (Class A Note Holders require retirement): it is so directed by the Extraordinary Resolution of the Class A Note Holders;

(e)                                  (Breach of duty): it fails to comply with any of its obligations under any Transaction Document with respect to the applicable Trust and the Trustee and the Trust Manager determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the Note Trustee does not remedy this failure within 14 days after the earlier of the following:

(i)                                     the Note Trustee becoming aware of this failure; and

(ii)                                  receipt by the Note Trustee of written notice with respect to this failure from either the Trustee or the Trust Manager; and

(iii)                               the Note Trustee fails to satisfy any obligation imposed on it under the TIA with respect to a Trust or this deed; or

(f)                                    (Change in ownership): there is a change in ownership of 50% or more of the issued equity share capital of the Note Trustee from the position as at the date of this deed or effective control of the Note Trustee alters from the position as at the date of this deed unless in either case approved by the Trust Manager (whose approval must not be unreasonably withheld); or

(g)                                 there is an Event of Default in respect of the Trust which requires the Note Trustee to resign by virtue of its obligations under the TIA.

17.3                        Removal by Trustee

If the Note Trustee refuses to retire, the Trustee at the direction of the Trust Manager is entitled to remove the Note Trustee from office immediately by notice in writing to the Note Trustee if any event referred to in clause 17.2 (“Retirement of Note Trustee”) has occurred.  On the retirement or removal of the Note Trustee under the provisions of clause 17.2 (“Retirement of Note Trustee”) or this clause 17.3 (“Removal by Trustee”):

(a)                                  (notify Designated Rating Agencies): the Trustee must promptly notify each Designated Rating Agency of such retirement or removal; and

(b)                                 (appoint substitute note trustee): subject to any approval required by law, the Trustee is entitled to and must use reasonable endeavours to appoint in writing some other Eligible Trust Corporation that is approved by each Designated Rating Agency to be the substitute note trustee and whose appointment is confirmed by each Designated Rating Agency not to result in the suspension, reduction, qualifications or withdrawal of a rating assigned by them to any of the Class A Notes.

17.4                        Note Trustee may Retire

The Note Trustee may retire at any time as trustee under this deed upon giving 3 months (or such lesser time as the Trust Manager, the Trustee and the Note Trustee agree) notice in writing to the Trustee, the Trust Manager, the Security Trustee and each Designated Rating Agency, without giving any reason and without being responsible for any liabilities incurred by reason of such retirement provided that such retirement is in accordance with this deed, provided further that no such period of notice of retirement may expire within the period of 30 days preceding each Payment Date.  Upon such retirement, the Note Trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation that is approved by the Trust Manager, which approval must not be unreasonably withheld by the Trust Manager, as Note Trustee in its stead and whose appointment is confirmed by each Designated Rating Agency not to result in an Adverse Rating Effect in respect of the Class A Notes.  If the Note Trustee does not propose a replacement by the date which is 1 month prior to the date of its proposed retirement, the Trust Manager is entitled to appoint a substitute note trustee, which must be an Eligible Trust Corporation that is approved by each Designated Rating Agency, as of the date of the proposed retirement.

17.5                        Appointment of substitute note trustee by Class A Note Holders

Notwithstanding clauses 17.2 (“Retirement of Note Trustee”), 17.3 (“Removal by Trustee”) and 17.4 (“Note Trustee may Retire”), no retirement or removal of the Note Trustee will be effective until a substitute note trustee has been appointed in its place. If a substitute note trustee has not been appointed under clauses 17.2 (“Retirement of Note Trustee”), 17.3 (“Removal by Trustee”) and 17.4 (“Note Trustee may Retire”) at a time when the position of Note Trustee would, but for this clause 17.5 (“Appointment of substitute note trustee by Class A Note Holders”), become vacant in accordance with those clauses, the Trustee must promptly advise the Class A Note Holders who may appoint an Eligible Trust Corporation nominated to act as Note Trustee.

17.6                        Successor to Note Trustee

On the execution by the Trustee, the Trust Manager and any successor note trustee of an instrument effecting the appointment of that successor note trustee, that successor note trustee accepts the appointment and shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor Note Trustee with effect as if originally named as Note Trustee in this deed and the Transaction Documents in respect of the Trust and that predecessor Note Trustee, on payment to it of the pro rata proportion of its fee and disbursements then unpaid (if any), shall have no further liabilities under this deed, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Note Trustee is appointed.

17.7                        Merger, consolidation or transfer of assets

Any corporation:

(a)                                  into which the Note Trustee is merged;

(b)                                 with which the Note Trustee is consolidated;

(c)                                  resulting from any merger or consolidation to which the Note Trustee is a party;

(d)                                 to which the Note Trustee sells or otherwise transfers all or substantially all the assets of its corporate trust business,

shall, on the date when that merger, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Note Trustee under this deed without the execution or filing of any agreement or document or any further act on the part of the parties to this deed, unless otherwise required by the Trustee or the Trust Manager, and after that effective date all references in this deed to the Note Trustee shall be references to that corporation.

If no other person can be found to act as Note Trustee, the Class A Note Holders may elect a Note Trustee from among the holders of the Class A Notes (if any Class A Notes are outstanding).

17.8                        Trustee and Trust Manager cannot be appointed

Notwithstanding the preceding provisions of this clause 17 (“Appointment, retirement and removal of Note Trustee”), none of the Trust Manager, the Trustee, any Support Facility Provider nor any of their Related Entities may be appointed as Note Trustee.

17.9                        No Limitation of TIA

Nothing in this clause 17 (“Appointment, retirement and removal of Note Trustee”) is to be construed as limiting any right of a Class A Note Holder to take any action to remove the Note Trustee in accordance with section 310(b) of the TIA.

18                                  Class A Notes held in Clearing Systems and Notices

18.1                        Class A Notes held in Clearing Systems

So long as any Class A Note is held on behalf of a Clearing System, in considering the interests of Class A Note Holders, the Note Trustee may have regard to any information provided to it by such Clearing System or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Class A Note and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

19                                  Currency indemnity

19.1                        Currency of account and payment

U.S. Dollars is the sole currency of account and payment for all sums payable by the Trustee under or in connection with this deed and the Class A Notes, including damages.

19.2                         Extent of discharge

Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Trustee or otherwise), by the Note Trustee or any Class A Note Holder in respect of any sum expressed to be due to it from the Trustee shall only discharge the Trustee to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

19.3                        Indemnity

If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this deed or the Class A Notes, the Trustee shall indemnify the recipient against any loss sustained by it as a result.  In any event, the Trustee shall (subject to clause 22 (“Limited Recourse”)) indemnify the recipient against the cost of making any such purchase.

19.4                        Indemnity separate

The indemnities in this clause 19 (“Currency indemnity”)and in clause 9.5 (“Continuing Effect”) constitute separate and independent obligations from the other obligations in this deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Note Trustee or any Class A Note Holder (or both) and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this deed, the Class A Notes or any other judgment or order.

20                                  Representations and warranties

20.1                        By the Trustee

The Trustee represents and warrants to the Note Trustee that:

(a)                                  (Due Incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)                                 (Constitution): the execution, delivery and performance of this deed does not violate its constitution;

(c)                                  (Corporate power): it has the power and has taken all corporate and other action required to enter into this deed and to authorise the execution and delivery of this deed and the performance of its obligations under this deed;

(d)                                 (Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of this deed have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)                                  (Execution, delivery and performance): its execution, delivery and performance of this deed does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(f)                                    (Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by it in connection with the execution, delivery and performance of this deed in its personal capacity have been obtained and are valid and subsisting; and

(g)                                 (No breach): it is not in breach of any material provision of the Master Trust Deed or the Supplemental Deed in respect of the Trust.

20.2                        By the Trust Manager

The Trust Manager represents and warrants to the Trustee and the Note Trustee that:

(a)                                  (Due Incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)                                 (Constitution): the execution, delivery and performance of this deed does not violate its constitution;

(c)                                  (Corporate power): it has the power and has taken all corporate and other action required to enter into this deed and to authorise the execution and delivery of this deed and the performance of its obligations under this deed;

(d)                                 (Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of this deed have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)                                  (Execution, delivery and performance): its execution, delivery and performance of this deed does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(f)                                    (Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by it in connection with the execution, delivery and performance of this deed in its personal capacity have been obtained and are valid and subsisting;

(g)                                 (Investment Company): the Trust is not, and, if all the parties to the Transaction Documents perform their obligations under the Transaction Documents, will not become, an “investment company” as that term is defined in the Investment Company Act of 1940 of the United States of America;

(h)                                 (Compliance with TIA): this deed has been duly qualified under the TIA; and

(i)                                     (No breach): it is not in breach of any material provision of the Master Trust Deed or the Supplemental Deed in respect of the Trust.

20.3                        By the Note Trustee

The Note Trustee represents and warrants to the Trustee and the Trust Manager that:

(a)                                  (Due Incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

(b)                                 (Constitution): the execution, delivery and performance of this deed does not violate its constitution;

(c)                                  (Corporate power): it has the power and has taken all corporate and other action required to enter into this deed and to authorise the execution and delivery of this deed and the performance of its obligations under this deed;

(d)                                 (Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission, the SEC or similar office in its jurisdiction of incorporation and in any other jurisdiction required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of this deed have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

(e)                                  (Execution, delivery and performance): its execution, delivery and performance of this deed does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

(f)                                    (Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained or made by the Note Trustee in connection with the execution, delivery and performance of this deed have been obtained or made and are valid and subsisting;

(g)                                 (Eligible Trust Corporation): it is an Eligible Trust Corporation;

(h)                                 (No Insolvency Event): no Insolvency Event has occurred and is continuing in relation to the Note Trustee; and

(i)                                     (No Litigation): no litigation, arbitration, dispute or administrative proceeding has been commenced or is pending or, to the knowledge of the Note Trustee, threatened by any person which will, or is likely to, have a material and adverse effect on the ability of the Note Trustee to perform its obligations under this deed.

21                                  Notices

21.1                        Form

Unless expressly stated otherwise in the Transaction Document, all notices, certificates, consents, approvals, waivers and other communications in connection with that Transaction Document must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, marked for attention in the way last notified.

21.2                        Delivery

They must be:

(a)                                  left at the address set out or referred to in the Details; or

(b)                                 sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details; or

(c)                                  sent by fax to the fax number set out or referred to in the Details.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

21.3                        When effective

They take effect from the time they are received unless a later time is specified in them.

21.4                        Deemed receipt - postal

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

21.5                        Deemed receipt - fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

21.6                        Deemed receipt - general

Despite clauses 21.4 (“Deemed receipt - postal”) and 21.5 (“Deemed receipt - fax”), if they are received after 5pm in the place of receipt or on a non-Business Day, they are taken to be received at 9am on the next Business Day.

21.7                        Class A Note Conditions

Subject to clause 2.3(e) (“Initial issue as Class A Book-Entry Notes”), all notices with respect to the Class A Note Holders are valid if despatched in accordance with, and will be regulated by, the Class A Note Conditions.

22                                  Limited recourse

22.1                        Limitation on Trustee’s liability

The Trustee enters into this deed only in its capacity as trustee of the Trust and in no other capacity.  A liability incurred by the Trustee arising under or in connection with this deed or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Trustee is actually indemnified for the liability.  This limitation of the Trustee’s liability applies despite any other provision of this deed (other than clause 22.3 (“Breach of Trust”)) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed or the Trust.

22.2                        Claims against Trustee

The parties other than the Trustee may not sue the Trustee in any capacity other than trustee of the Trust, including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of the Trust)

22.3                        Breach of Trust

The provisions of this clause 22 (“Limited Recourse”) limiting the Trustee’s liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this deed or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of the Trust, as a result of the Trustee’s fraud, gross negligence or wilful default.

22.4                        Acts or omissions

It is acknowledged that the Relevant Parties are responsible under this deed and the other Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust.  No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this deed) will be considered fraud, gross negligence or wilful default for the purpose of clause 22.3 (“Breach of Trust”) if and to the extent the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of any Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

22.5                        No authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this deed or any other Transaction Document has authority to act on behalf of the Trustee in a way that exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or wilful default of the Trustee for the purpose of clause 22.3 (“No obligation”).

22.6                        No Obligation

The Trustee is not obliged to do anything or refrain from doing anything under or in connection with this deed (including incur a liability) unless the Trustee’s liability is limited in the same manner as set out in this clause.

23                                  Termination

At any time after the expiry of the latest period after which the right to any payment of interest or principal becomes void in accordance with the Class A Note Conditions, the Trustee may by notice to the Note Trustee and copied to the Trust Manager terminate the trust constituted by this deed.

24                                  Trust Indenture Act

24.1                        Certificates and opinions

(a)                                  (Class A Note Conditions Precedent) Upon any application or request by the Trustee to the Note Trustee to take any action under any provision of this deed, the Trustee must furnish to the Note Trustee:

(i)                                     a certificate from two Authorised Officers of the Trustee stating that all conditions precedent, if any, provided for in this deed relating to the proposed action have been complied with;

(ii)                                  Counsel’s Opinion stating that all such conditions precedent, if any, have been complied with; and

(iii)                               if required by the TIA, a certificate from an accountant meeting the applicable requirements of section 314(c)(3) of the TIA,

provided that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this deed no additional certificate or opinion need be furnished.

(b)                                 (Fair Value) The Trustee must furnish to the Note Trustee a certificate or opinion of an engineer, appraiser or other expert as to the fair value:

(i)                                     of any property or securities to be released from the Security Interest created by the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, where this is required by section 314(d)(1) of the TIA;

(ii)                                  to the trustee of any securities the deposit of which with the Trustee is to be made the basis for the release of any property or securities subject to the Security Interest created by the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust, where this is required by section 314(d)(2) of the TIA; and

(iii)                               to the trustee of any property the subjection of which to the Security Interest created by the Global Master Security Trust Deed and the Deed of Charge in respect of the Trust is to be made the basis for the release of any property or securities subject to the Security Interest created by the Global Master

Security Trust Deed and the Deed of Charge in respect of the Trust, where this is required by section 314(d)(3) of the TIA,

and every such certificate or opinion must comply with the relevant provisions of section 314(d) of the TIA (and, except as provided otherwise in section 314 of the TIA, may be given by an Authorised Officer of the Trustee).

(c)                                  (Form of certificates and opinions) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this deed (other than the certificate referred to in clause 6.1(d)(i) (“The Trustee and Trust Manager”)) shall include:

(i)                                     a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions used therein;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

24.2                        Undertaking for Costs

(a)                                  (Undertaking) Subject to clause 24.2(b) (“Undertaking for Costs”), all parties to this deed agree, and each Class A Note Holder by such Class A Note Holder’s acceptance of the Class A Notes are deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this deed, or in any suit against the Note Trustee for any action taken, suffered or omitted by it as the Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant.

(b)                                 (Exceptions) The provisions of clause 24.2(a) (“Undertaking for Costs”) shall not apply to:

(i)                                     any suit instituted by the Note Trustee;

(ii)                                  any suit instituted by any Class A Note Holder, or group of Class A Note Holders, in each case holding in the aggregate Class A Notes with an Invested Amount of more than 10% of the then aggregate Invested Amount of all Class A Notes; or

(iii)                               any suit instituted by any Class A Note Holder for the enforcement of the payment of principal or interest on any Class A Note on or after the respective due dates expressed in such Class A Note and in this deed.

24.3                        Exclusion of section 316(a)(1)

Section 316(a)(1) of the TIA is expressly excluded by this deed.

24.4                        Unconditional rights of Class A Note Holders to receive principal and interest

Notwithstanding any other provisions in this deed, any Class A Note Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on each Class A Note held by it on or after the respective due dates thereof expressed in such Class A Note or in this deed or to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Class A Note Holder, except to the extent that this deed or the Global Master Security Trust Deed contains provisions limiting or denying the right of any Class A Note Holder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Security Interest created by the Global Master Security Trust Deed upon any property subject to such Security Interest.

24.5                        Conflict with Trust Indenture Act

The provisions of section 310 to 317 (inclusive) of the TIA are incorporated into, are a part of and govern this deed, whether or not contained in this deed, unless expressly excluded by this deed in accordance with the TIA.  If any provision of this deed limits, qualifies or conflicts with any provision that is deemed to be included in this deed by virtue of any of the provisions of the TIA, such provision deemed to be included in this deed will prevail.

25                                  Miscellaneous

25.1                        Certificate

A certificate signed by the Trustee, Trust Manager or Note Trustee or its solicitors about a matter or about a sum payable to the Trustee, the Trust Manager or the Note Trustee in connection with this deed or the Supplemental Deed is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

25.2                        Exercise of rights

The Trustee, Trust Manager, Note Trustee or an attorney appointed under this deed may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy.  A single or partial exercise of a right, power or remedy by the person does not prevent a further exercise of that or an exercise of any other right, power or remedy.  Failure by the person to exercise or delay in exercising a right, power or remedy does not prevent its exercise.  The person with the right, power or remedy is not liable for any loss caused by its exercise, attempted exercise, failure to exercise or delay in exercising it except in the case of its fraud, gross negligence or wilful default.

25.3                        Waiver and variation

A provision of or a right created under this deed may not be waived or varied except in writing signed by the party or parties to be bound.

25.4                        Supervening legislation

Any present or future legislation which operates to vary the obligations of the Trustee, Trust Manager or Note Trustee in connection with this deed with the result that the rights, powers or remedies of the Trustee, Trust Manager or Note Trustee are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

25.5                        Approvals and consent

The Trustee, the Trust Manager, Note Trustee or an attorney appointed under this deed may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this deed expressly provides otherwise.

25.6                        Remedies cumulative

The rights, powers and remedies provided in this deed are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this deed.

25.7                        Indemnities

Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the Trustee, the Trust Manager and the Note Trustee and survives termination of this deed.  It is not necessary for the Trustee, the Trust Manager or the Note Trustee to incur expense or make payment before enforcing a right of indemnity conferred by this deed.

25.8                        Time of the essence

Time is of the essence in this deed in respect of an obligation of the Trustee or Note Trustee to pay money.

25.9                        Receipts

The receipt of a Receiver, or an Authorised Officer of the Trustee or Note Trustee, releases the person paying money to the Receiver, the Trustee or the Note Trustee in connection with this deed from:

(a)                                  liability for the money paid or expressed to be received; and

(b)                                 being concerned to see to its application or being answerable or accountable for its loss or misapplication.

25.10                 Acknowledgment

The parties acknowledge and agree that the Trustee, the Trust Manager and the Note Trustee in exercising their powers and discretions under this deed, and in performing their obligations under this deed, must act in accordance with their duties and obligations under this deed and may exercise such powers and discretions as provided in this deed and (without limitation) in forming any opinion may obtain and act upon the advice of persons who are not parties to this deed.

The parties acknowledge that they are bound by the terms of this deed.

25.11                 Disclosure of information

Subject to this deed, the Trustee and the Note Trustee are not required (unless ordered so to do by a court of competent jurisdiction) to disclose to any Unitholder, Secured Creditor or any other person confidential, financial or other information made available to the Trustee and the Note Trustee in connection with this deed.

25.12                 Rights cumulative

The rights, powers and remedies provided in this deed are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this deed.

25.13                 Signatures

The Trustee, the Trust Manager and the Note Trustee may rely on the validity of any signature on any transfer, form of application or other instrument or document unless the Trustee, the Trust Manager or the Note Trustee (as the case may be) has reasonable grounds to believe that the signature is not genuine.  Neither the Trustee, the Trust Manager nor the Note Trustee is liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made.  Any such loss, subject to any right of reimbursement from any other person (including the Trust Manager) is to be borne by the relevant Trust in respect of which the loss is incurred.

25.14                 Meetings

A reference in this deed to a meeting of Secured Creditors of a Trust is a reference to a meeting of Secured Creditors of the Trust conducted in accordance with the provisions of the Global Master Security Trust Deed and the relevant Deed of Charge.

26                                  Governing law

26.1                        Governing law

Each Transaction Document is governed by the law in force in the place specified in the Details and the parties submit to the non-exclusive jurisdiction of the courts of that place.

26.2                        Submission to jurisdiction

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 21 (“Notices”).

27                                  Counterparts

This deed may consist of a number of copies, each signed by one or more parties to the deed.  If so, the signed copies are treated as comprising one document.

28                                  Definitions and Interpretation

28.1                        Definitions Schedule

The following words have these meanings unless the contrary intention appears:

Definitions Schedule means the deed entitled “Kingfisher Master Trusts Master Definitions Schedule” dated 1 August 2000 between the Trustee, the Trust Manager and P.T. Limited, as amended by the deed entitled “Kingfisher Master Trusts Amending Deed” dated 16 May 2001.

Details means the section of this deed entitled “Details”.

Principal Paying Agent means the Principal Paying Agent as defined in the agreement entitled “Kingfisher Trust 2004-1G Agency Agreement” between the Trustee, the Trust Manager, and the Bank of New York dated on or about the date of this deed.

Supplemental Deed means the deed entitled “Kingfisher Trust 2004-1G Supplemental Deed” dated on or about the date of this deed between the Trustee, the Trust Manager and others.

Trust means the Kingfisher Trust 2004-1G.

28.2                        Interpretation

(a)                                  Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated into this deed as if those clauses were set out in full.

(b)                                 This deed binds the Trustee, the Trust Manager, the Note Trustee and the Class A Note Holders of the Trust.

(c)                                  Except to the extent to which words and phrases are otherwise defined in this deed, words and phrases defined in the Definitions Schedule and the Supplemental Deed shall bear the same meaning when used in this deed. Where definitions are in respect of a “Trust” they shall be interpreted in this deed in respect of the Trust.  In the event of any inconsistency between a definition expressly defined in this deed and a definition in the Definitions Schedule, the definition in this deed shall prevail. In the event of any inconsistency between a definition in the Definitions Schedule and a definition in the

Supplemental Deed, the definition in the Supplemental Deed will prevail.

28.3                        Appointment of the Note Trustee

The Note Trustee:

(a)                                  is appointed to act as trustee on behalf of the Class A Note Holders on the terms and conditions of this deed; and

(b)                                 acknowledges and declares that it:

(i)                                     holds the sum of $10 received on the date of this deed; and

(ii)                                  will hold the benefit of the obligations of the Trustee and the Trust Manager under this deed and under the other Transaction Documents given in favour of the Note Trustee, in each case, on trust for each Class A Note Holder, in accordance with the terms and conditions of this deed.

28.4                        Interpretation of provisions incorporated from TIA

Where a provision of the TIA is incorporated into this deed in accordance with the TIA (as described in clause 24.5 (“Conflict with Trust Indenture Act”)) the following terms used in that provision have the following meanings in this deed:

“default” means an Event of Default.

“indenture securities” means the Class A Notes.

“indenture security holder” means the Class A Note Holder.

“indenture to be qualified” means this deed.

“indenture trustee” or “institutional trustee” means the Note Trustee.

“obligor upon the indenture securities” means the Trustee.

“SEC” has the meaning given to that term in the Definitions Schedule.

Any other term, expression or provision which is used in this deed in respect of a section or provision of the TIA and which is defined in the TIA, defined in the TIA by reference to another statute or defined by or in any rule of or issued by the SEC, will have the meaning assigned to it by such definitions.  Any term or expression that is used in both:

(a)                                  (TIA): a mandatory provision of the TIA; and

(b)                                 (This Deed): a clause of this deed that, on its face, appears to satisfy or reflect that mandatory provision of the TIA,

will be construed and interpreted as a Federal court of the United States of America would construe and interpret the term or expression.

EXECUTED as a deed

Kingfisher Trust 2004-1G Note Trust Deed

Schedule 1 - Form of Class A Note and Terms and Conditions

Class A Note

Registered No.: 001	CUSIP No: [ ]
ISIN No.: [ ]
Registered Holder: CEDE & CO.	Common Code: [ ]

Unless this Class A Note is presented by an authorised representative of The Depository Trust Company, a New York corporation, (“DTC”) to the Trustee (as defined below) or its agent for registration of transfer, exchange or payment, and any Class A Note issued is registered in the name of Cede & Co or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co or to such other entity as is requested by an authorised representative of DTC), any transfer, pledge or other use of the Class A Note for value or otherwise by or to any person is wrongful in as much as the registered owner hereof, Cede & Co, has an interest in this Class A Note.

The principal of this Class A Note is payable in instalments and may be subject to charge-offs or exchange as set forth below, the Note Trust Deed and in the Class A Note Conditions.  Accordingly, the outstanding principal amount of this Class A Note at any time may be less than the amount shown on the face of this Class A Note.

PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
(a limited liability company incorporated under the law of New South Wales, Australia)
in its capacity as trustee (“Trustee”) of the Kingfisher Trust 2004-1G (the “Trust”)

CLASS A NOTE

This Class A Note is issued by the Trustee in an initial aggregate principal amount of US$1,000,000,000 (approximate) (the “Class A Notes”) and is:

(a)                                  constituted by a Note Trust Deed (the “Note Trust Deed”) dated [               ] 2004 made between the Trustee, ANZ Capel Court Limited (ABN 30 004 768 807) (the “Trust Manager”) and The Bank of New York(the “Note Trustee”); and

(b)                                 issued subject to, and with the benefit of, amongst other things:

(i)                                     a Master Trust Deed (the “Master Trust Deed”) dated 1 August 2000 made between the Trust Manager and the Trustee as amended by deed dated May 16, 2001;

(ii)                                  a Supplemental Deed (the “Supplemental Deed”) dated [              ] 2004 made between (amongst others) Australia and New Zealand

Banking Group Limited (ABN 11 005 357 522), the Trust Manager, the Trustee and P.T. Limited (“Security Trustee”);

(iii)                               a Global Master Security Trust Deed (the “Master Security Trust Deed”) dated May 16, 2001 made between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee;

(iv)                              the Agency Agreement (“Agency Agreement”) dated [     ], 2004 made between the Trustee, the Note Trustee, the Trust Manager, The Bank of New York as Principal Paying Agent, Class A Note Registrar and Calculation Agent, The Bank of New York, London Branch as London Paying Agent;

(v)                                 a Deed of Charge dated April 1, 2004 made between the Trustee, the Security Trustee, the Trust Manager and the Note Trustee;

(vi)                              the Note Trust Deed; and

(vii)                           the Class A Note Conditions as set out in the Annexure to this Class A Note (the “Class A Note Conditions”).

Unless defined in this Class A Note, words and phrases defined in, or incorporated in, either or both of the Note Trust Deed and the Class A Note Conditions have the same meaning in this Class A Note.  Where there is any inconsistency in a definition between the Note Trust Deed and the Class A Note Conditions, the Note Trust Deed prevails.

The Trustee in its capacity as trustee of the Trust, subject to and in accordance with this Class A Note, the Class A Note Conditions, the Agency Agreement, the Supplemental Deed and the Note Trust Deed, promises to pay to Cede & Co. as the registered holder of this Class A Note, or to registered assigns of this Class A Note, the principal sum of US$1,000,000,000 (approximate) (or such part of that amount as may become repayable under the Class A Note Conditions, the Supplemental Deed and the Note Trust Deed) on such date(s) as the principal sum (or any part of it) becomes repayable in accordance with the Class A Note Conditions, the Supplemental Deed and the Note Trust Deed and to pay interest in arrears on each Payment Date on the Invested Amount of this Class A Note at rates determined in accordance with Condition 6 of the Class A Note Conditions.

If this Class A Note is a Class A Book Entry Note and the Trustee is obliged to issue Class A Definitive Notes under clause 3.4(a) of the Note Trust Deed, this Class A Note will be exchangeable in whole upon its surrender at the offices of the Class A Note Registrar as specified in the Class A Note Conditions or notified to Class A Note Holders from time to time (or such other place as the Note Trustee may agree) for Class A Definitive Notes and the Trustee shall execute and procure that the Note Trustee authenticates and delivers in full exchange for this Class A Note, Class A Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A Note subject to and in accordance with clause 3.4(b) of the Note Trust Deed.  The Trustee is not obliged to issue Class A Definitive Notes until 30 days after the occurrence of an event set out in clause 3.4(a) of the Note Trust Deed.

The Class A Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$100,000 or integral multiples thereof.  If the Trustee fails to meet its obligations to issue Class A Definitive Notes, this shall be without prejudice to the Trustee’s obligations with respect to the Class A Notes under the Note Trust Deed, the Master Trust Deed, the Supplemental Deed, the Agency Agreement and this Class A Note.

Payments of interest on this Class A Note due and payable on each Payment Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the Class A Note Conditions and the Agency Agreement.  If this Class A Note is a Class A Book-Entry Note such payments will be made to the nominee of the Depository (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of DTC as the holder of a beneficial interest in a Class A Note will be entitled to receive any payment so made in respect of that Class A Note only in accordance with the respective rules and procedures of DTC.  Such persons will have no claim directly against the Trustee in respect of payments due on the Class A Notes which must be made by the holder of this Class A Note, for so long as this Class A Note is outstanding.

On any payment of principal and/or interest on the Class A Notes details of that payment shall be endorsed by or on behalf of the Trustee in the Class A Note Register and, in the case of payments of principal, the Invested Amount and the Stated Amount of the Class A Notes shall be reduced for all purposes by the amount so paid and endorsed in the Class A Note Register.  Any such record shall be prima facie evidence that the payment in question has been made.

This Class A Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Person or other duly appointed representatives of the Note Trustee.

This Class A Note is governed by, and shall be construed in accordance with, the laws of the New South Wales, Australia.

If this Class A Note is a Class A Book-Entry Note, this Class A Note is a global note.

IN WITNESS the Trustee has caused this Class A Note to be signed manually by a person duly authorised on its behalf.

PERPETUAL TRUSTEE COMPANY LIMITED by:

Authorised Person/duly appointed representative

IMPORTANT NOTES:

Neither the Trust Manager nor the Trustee is under any obligation at any time to repurchase any Class A Notes from Class A Note Holders.

This Class A Note is not a certificate of title and the Class A Note Register on which these Class A Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A Notes.

The Trustee’s liability is limited in accordance with Condition 12.  The Trustee issues this Class A Note only in its capacity as trustee of the Trust and in no other capacity.  A liability arising under or in connection with the Trust under the Master Trust Deed, the Supplemental Deed, the Note Trust Deed, this Class A Note or any other

Transaction Document is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the Assets of the Trust out of which the Trustee is actually indemnified for the liability.  This limitation of the Trustee’s liability will not apply to any obligation or liability of the Trustee to the extent that it is not so satisfied because under any Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the Assets of the Trust as a result of any fraud, negligence or wilful default on the part of the Trustee.  Subject to the terms of the Transaction Documents, the Trustee will have no liability for any act or omission of the Trust Manager or of any other person.

Transfers of the Class A Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause 12 of the Agency Agreement.

None of the Trust Manager, Australia and New Zealand Banking Group Limited (the “Bank”) as the Seller, the Originator, the Security Trustee, the Servicer and the Custodian or any affiliate of the Bank or the Trustee in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A Notes.

The Class A Notes do not represent deposits or other liabilities of the Bank.  The holding of the Class A Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested.  No party to the Transaction Documents for the Trust, or any affiliate of any of them, stand in any way behind the capital value and/or performance of the Class A Notes, or the Assets held by the Trust.

ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfer unto

(name and address of assignee)

the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints

                               , attorney to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

• Dated:	*

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Class A Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Class A Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*  Note:  The signatures of this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A Note in every particular without alteration, enlargement or any change whatsoever.

CERTIFICATE OF AUTHENTICATION

This Class A Note is authenticated by The Bank of New York as Note Trustee and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK by:

Authorised Person/duly appointed representative

Dated: [ ] 2004

Annexure

The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of any Class A Notes.  Class A Notes will initially be issued in book entry form.  Class A Notes in definitive form will only be issued in limited circumstances.  While the Class A Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form.

1                                          General

The issue of the US$1,000,000,000 (approximate) Class A Mortgage Backed Floating Rate Notes due 2035 (“Class A Notes”), the A$23,500,000 (approximate) Class B Mortgage Backed Floating Rate Notes due 2035 (“Class B Notes”) (together the “Notes”) by Perpetual Trustee Company Limited, ABN 42 000 001 007, (“Perpetual”) in its capacity as trustee of the Kingfisher Trust 2004-1G (“Trust”) (Perpetual in such capacity, the “Trustee”) was authorized by a resolution of the board of directors of Perpetual passed on or about [                 ] 2004.

The Class A Notes:

(b)                                 are constituted by the Kingfisher Trust 2004-1G Note Trust Deed (“Note Trust Deed”) dated [               ] 2004 made between the Trustee, ANZ Capel Court Limited (“Trust Manager”) and The Bank of New York (“Note Trustee”) as trustee for the several persons who are from time to time the holders of the Class A Notes (each a “Class A Note Holder” and together the “Class A Note Holders”); and

(c)                                  are issued subject to, and with the direct or indirect benefit of, amongst other things:

(i)                                     a Master Trust Deed (“Master Trust Deed”) dated August 1, 2000, as amended by a deed dated May 16, 2001 , made between the Trust Manager and Perpetual;

(ii)                                  a Supplemental Deed (“Supplemental Deed”) dated [             ] 2004 made between Australia and New Zealand Banking Group Limited, ABN 11 005 357 522 (generally the “Bank” and in its respective capacities under the Supplemental Deed, the “Seller”, the initial “Servicer” and the “Custodian”), the Trust Manager, the Trustee, P.T. Limited, ABN 67 004 454 666 (“Security Trustee”) and certain other parties;

(iii)                               a Global Master Security Trust Deed (“Master Security Trust Deed”) dated May 16, 2001 made between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee and a Deed of Charge (“Deed of Charge”) dated April 1, 2004 between the same parties;

(iv)                              the Note Trust Deed;

(v)                                 these terms and conditions (“Class A Note Conditions”);

(vi)                              the Agency Agreement (as defined below); and

(d)                                 have certain defined terms, the meanings of which are contained in a Master Definitions Schedule (“Definitions Schedule”) dated August 1, 2000, as amended by deed dated May 16, 2001 , made between the Trust Manager, the Trustee and the Security Trustee.

Certain provisions of these Class A Note Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in Condition 3.

Payments of interest and principal, and the calculation of certain amounts and rates, under these Class A Note Conditions in respect of the Class A Notes will be made pursuant to an Agency Agreement (“Agency Agreement”) dated [             ] 2004 made between the Trustee, the Note Trustee, the Trust Manager, The Bank of New York, as the initial principal paying agent and the calculation agent (“Principal Paying Agent” and “Calculation Agent”) (together with any other paying agent appointed from time to time under the Agency Agreement, “Paying Agents”) and as the initial Class A note registrar (“Class A Note Registrar”) and The Bank of New York, London Branch as initial London paying agent.

The Trustee has entered into a 1992 ISDA Master Agreement in relation to currency risk (the “Currency Swap Agreement”) with The Royal Bank of Scotland plc (the “Currency Swap Provider”) and the Trust Manager, each together with a schedule and a confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting the “Currency Swap”).

The Trustee has entered into a 1992 ISDA Master Agreement in relation to basis and interest rate risk with Australia and New Zealand Banking Group Limited (the “Basis Swap Provider” and the “Fixed Rate Swap Provider”), together with a schedule and any confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting a “Basis Swap” or a “Fixed Rate Swap”).

The Class A Notes will on issue be listed on the official list of the UK Listing Authority in its capacity as competent authority pursuant to Part VI of the FSMA and admitted to trading by the London Stock Exchange.

“US$” means the lawful currency for the time being of the United States of America and “A$” means the lawful currency for the time being of the Commonwealth of Australia.

2                                          Interpretation and Payment Calculations

2.1                                 Interpretation

In these Class A Note Conditions, unless the context otherwise requires:

(a)                                  a reference to a party includes that party’s executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

(b)                                 a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

(c)                                  a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

(d)                                 words importing the singular include the plural (and vice versa);

(e)                                  words denoting a given gender include all other genders; and

(f)                                    headings are for convenience only and do not affect the interpretation of these Class A Note Conditions.

2.2                                 Payment Calculations

Except as expressly provided otherwise in these Class A Note Conditions, all payments in a given currency under these Class A Note Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3                                          Class A Note Holders bound

The Class A Note Holders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents.  A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these Class A Note Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

“Transaction Documents” means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Underwriting Agreement, the Currency Swap Agreement, the Basis Swap, the Fixed Rate Swap, the Note Trust Deed, each Note, the Master Servicer Deed insofar as it applies to the Trust, the Agency Agreement, the Sale Notice, each Primary Mortgage Insurance Policy, the Pool Insurance Policy (excluding, for the purposes of inspection rights, the schedule of mortgages attached to it), the Mortgage Insurance Premium Policy and any other document which is agreed by the Trust Manager and the Trustee to be a Transaction Document in relation to the Trust.

“Support Facility”, “Notice of Creation of Trust”, “Master Servicer Deed” “Underwriting Agreement”, “Sale Notice”, “Primary Mortgage Insurance Policy”, “Pool Insurance Policy” and “Mortgage Insurance Premium Policy” have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be.

4                                         Form, Denomination and Title of and to, and the issue of definitive, Class A Notes

4.1                                 Form and Denomination

The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples of $US10,000 in excess thereof.  The initial principal amount of each Class A Note (“Initial Invested Amount” in relation to that Class A Note) will be stated on its face.

4.2                                 Title

Title to the Class A Notes will only be shown on, and will only pass by registration in, the register (“Class A Note Register”) maintained by the Class A Note Registrar in accordance with the Agency Agreement.  Class A Notes may be transferred, or may be exchanged for other Class A Notes in any authorized denominations and a like Invested Amount (as defined in Condition 6.4), upon the surrender of the Class A Notes to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an “eligible guarantor institution” meeting the requirements of the Class A Note Registrar) and the provision of such other documents as the Class A Note Registrar may reasonably require, to a specified office of the Class A Note Registrar (as set out at the end of these Class A Note Conditions or otherwise notified to Class A Note Holders) subject to and in accordance with the Agency Agreement.  No service charge may be made for any transfer or exchange, but the Class A Note Registrar may require payment by the Class A Note Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes.  The Class A Note Registrar need not register transfers or exchanges of Class A Notes for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Class A Note Holders, under the Master Trust Deed or the Master Security Trust Deed, as applicable.  The Trustee, the Security Trustee, the Note Trustee, the Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the Class A Note Register and any information provided to it by the Class A Note Registrar and is not required to enquire into its authenticity.  None of the Trustee, the Security Trustee, the Note Trustee, the Trust Manager, the Calculation Agent, any Paying Agent or the Class A Note Registrar is liable for any mistake in the Class A Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, gross negligence or willful default.

5                                         Status, Security and Relationship between the Class A Notes and the Class B Notes

5.1                                 Status of the Securities

The Class A Notes are direct, secured (as described in Condition 5.2) limited recourse (as described in Condition 5.3) obligations of the Trustee.

The Class B Notes are direct, secured, limited recourse, subordinated obligations of the Trustee.

5.2                                 Security

The obligations of the Trustee under the Class A Notes are (amongst the other payment obligations of the Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favor of the Security Trustee as trustee for the Secured Creditors (as defined below), by a fixed and floating charge (“Charge”) over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust (“Secured Property”).  The Secured Property includes an equitable interest in certain housing loans, and related mortgages, acquired by the Trustee from the Seller.  The Charge is a first ranking security in respect of the Secured Property.

“Secured Creditors” and “Secured Moneys” have the same respective meanings as in the Deed of Charge.

5.3                                 Limited Recourse

The liability of the Trustee to make interest and principal payments on the Class A Notes is limited, except in certain circumstances described in Condition 12, to the assets and property of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.

The net proceeds of realization of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the Class A Note Holders and any other amounts ranking in priority to or equally with amounts due to the Class A Note Holders.  Except in the limited circumstances described in Condition 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished.  The assets of Perpetual held in its capacity as trustee of any other trust (including any other trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A Note Holders.

None of the Bank, the Trust Manager, the Seller, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, the London Paying Agent, the Calculation Agent or the Currency Swap Provider, amongst others, have any obligation to any Class A Note Holder for payment of any amount owed by the Trustee in respect of the Class A Notes.

“Event of Default” has the meaning given to it in the Deed of Charge.

5.4                                 No Preference within the Class A Notes

The Class A Notes rank equally and ratably and without any preference or priority among themselves.

5.5                                 Subordination of Class B Notes

Prior to the occurrence of an Event of Default, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes in accordance with the Supplemental Deed; and the repayment of the principal on the Class B Notes is subordinated to, amongst other things, the repayment of the principal on the Class A Notes (in the case of the Class A Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Trustee to the Currency Swap Provider which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A Notes as explained, respectively, in Conditions 6.9 and 7.2).

Following the occurrence of an Event of Default, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Note Holders and the Class B Note Holders (together, the “Note Holders”) and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed).

5.6                                 The Securities Rank Equally Except as Provided in the Transaction Documents

The Class A Notes and the Class B Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6                                         Interest

6.1                                 Period of Accrual

Each Class A Note accrues interest from (and including) July 7, 2004 (“Closing Date”) and ceases to accrue interest on (but excluding) the earliest of:

(a)                                  the date on which the Stated Amount (as hereinafter defined) of the Class A Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including but not limited to the circumstances described in Conditions 7.3 and 7.4);

(b)                                 the date on which the Class A Note is redeemed or repaid in full in accordance with Condition 7 (other than Condition 7.6), unless upon such date, payment is improperly withheld or refused, in which case the Class A Note will continue to bear interest in accordance with this Condition 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

(i)                                     the day on which all sums due in respect of the Class A Note up to that day are received by or on behalf of the Class A Note Holder; and

(ii)                                  the seventh day after notice is given to the Class A Note Holder (either in accordance with Condition 11.1 or individually) that, where required by Condition 8.2, such payment will be made, provided that upon such presentation payment is in fact made;

(c)                                  the date on which the Class A Note is deemed to be redeemed in accordance with Condition 7.6;

(d)                                 the date on which the Class A Note Holder renounces all of its rights to any amounts payable under or in respect of that Class A Note; and

(e)                                  the Final Maturity Date (as defined in Condition 7.1).

“Stated Amount” in relation to:

(e)                                  a Class A Note on any Determination Date means an amount equal to the Initial Invested Amount of that Class A Note less the sum of:

(i)                                     the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to Condition 7.2(c); less

(ii)                                  the amount to be paid in relation to that Class A Note on account of principal on the next Payment Date pursuant to Condition 7.2(c); less

(iii)                               the amount of any Principal Charge-Off to be allocated to that Class A Note on that Determination Date which will not be reimbursed on the immediately following Payment Date in accordance with the Supplemental Deed; less

(iv)                              (without double counting any Principal Charge-Offs) any Carryover Principal Charge-Offs in respect of that Class A Note which have not been reimbursed on or before the immediately following Payment Date in accordance with the Supplemental Deed; and

(f)                                    a Class B Note on any Determination Date, has the meaning given to it in the Supplemental Deed.

“Determination Date”, “Initial Invested Amount”, “Principal Charge-Off” and “Carryover Principal Charge-Offs” have the meanings given to those words in the Supplemental Deed.

6.2                                 Interest Periods

The period that a Class A Note accrues interest in accordance with Condition 6.1 is divided into periods (each an “Interest Period”).  The first Interest Period for a Class A Note commences on (and includes) the Closing Date and ends on (but does not include) the first Payment Date thereafter.  Each succeeding Interest Period for a Class A Note commences on (and includes) a Payment Date and ends on (but does not include) the next Payment Date.  The final Interest Period for a Class A Note ends on (but does not include) the date on which interest ceases to accrue on the Class A Note pursuant to Condition 6.1.

“Business Day” means any day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in Melbourne and Sydney, Australia, London, United Kingdom and New York City, United States of America.

“Payment Date” means the 18th day of each of September, December, March and June in each year (or, if such a day is not a Business Day, the next Business Day).  The first Payment Date is September 18, 2004 (or, if that day is not a Business Day, the next Business Day).

6.3                                 Interest Rate for the Class A Notes

The rate of interest (“Interest Rate”) payable from time to time in respect of a Class A Note and an Interest Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A Note.

“USD-LIBOR-BBA” for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

(a)                                  on the second Banking Day before the beginning of the Interest Period (a “Rate Set Date”) the Calculation Agent will determine the rate “USD-LIBOR-BBA” as the applicable Floating Rate Option under the 2000 Definitions of the International Swaps and Derivatives Association, Inc. (“ISDA”) (the “ISDA Definitions”) being the rate applicable to any Interest Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

(b)                                 if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Interest Period will be determined as if the Trustee and the Calculation Agent had specified “USD-LIBOR-Reference Banks” as the applicable Floating Rate Option under the ISDA Definitions.  For this purpose “USD-LIBOR-Reference Banks” means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Calculation Agent) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions).  The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions).  If no such rates are available in New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

(c)                              to the extent that the first Interest Period is less than three months, the USD-LIBOR-BBA for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

“Banking Day” means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

“Call Option Date” means the Payment Date on which the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables on the Cut-off Date.

“Cut-off Date” means June 22, 2004.

“Rate Page” means Telerate (as defined in the ISDA Definitions) Page 3750.

“Margin” in relation to a Class A Note means, subject to the following:

(a)                                  for the period from, and including, the Closing Date to, but excluding, the Payment Date which is the Call Option Date, [ ]% per annum; and

(b)                                 for the period from, and including, the Payment Date which is the Call Option Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with Condition 6.1, [ ]% per annum.

If on or after the Payment Date which is the Call Option Date the Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes at their Stated Amount in accordance with Condition 7.3 on a Payment Date but is unable to do so because, following a meeting of Note Holders convened under the Master Trust Deed by the Trust Manager for this purpose, the Note Holders have not approved by an Extraordinary Resolution (as defined in Condition 10.3) the redemption of the Class A Notes at their Stated Amount, then the Margin in relation to each Class A Note from, and including, that Payment Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with Condition 6.1, will remain at, or revert to, the Margin applying at the Closing Date.

There is no maximum or minimum Interest Rate for the Class A Notes.

6.4                                 Calculation of Interest on the Class A Notes

Interest on each Class A Note for an Interest Period (the “Interest Amount”) is calculated by applying the Interest Rate for that Class A Note for that Interest Period to the Invested Amount of that Class A Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 360 and rounding the resultant figure down to the nearest cent.

If any Interest Amount is not paid on the date when it is due and payable, then such unpaid Interest Amount will accrue interest in accordance with these Class A Note Conditions until paid in full.

“Invested Amount” in relation to a Class A Note means, on any Determination Date, the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid, and to be paid on the next Payment Date, in relation to that Class A Note on account of principal pursuant to Condition 7.2(c).

6.5                                 Determination of Interest Rate and Interest Amount

The Calculation Agent will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, Conditions 6.3 and 6.4.  The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of fraud, gross negligence or willful default) be final and binding upon all parties.

6.6                                 Notification and Publication of Interest Rate and Interest Amount

The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in Condition 7.2(c)) for each Interest Period, and the date of the next Payment Date, to be notified to the Trustee, the Trust Manager, the Note Trustee, the Currency Swap Provider, the Paying Agents and the United Kingdom Listing Authority (“UK Listing Authority”) (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, plc (“London Stock Exchange”)) on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount or on such earlier date as the London Stock Exchange or the UK Listing Authority may require (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) and will cause the same to be published in accordance with Condition 11 as soon as possible after that notification.  The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period.  If following the occurrence of an Event of Default (as defined in Condition 9.1), the Security Trustee declares in accordance with the Master Security Trust Deed that the Class A Notes are immediately due and payable, the

Interest Rate in respect of the Class A Notes will nevertheless continue to be calculated by the Calculation Agent in accordance with this Condition 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.

6.7                                 Determination or Calculation by the Note Trustee

If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the Class A Notes, or calculate the Interest Amount, in accordance with this Condition 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent.  In doing so, the Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8                                 Calculation Agent

The Trustee will procure that, for so long as any of the Class A Notes remain outstanding, there will at all times be a Calculation Agent.  The Trust Manager may, with the prior written approval of the Note Trustee and the Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days’ notice in writing to, amongst others, the Calculation Agent.  Notice of that termination will be given by the Trustee to the Class A Note Holders in accordance with Condition 11.1.  If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Trustee, at the direction of the Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:

(a)                                  until a successor approved by the Note Trustee and the Trustee has been appointed;

(b)                                 if as a result there would cease to be Agents as required by these Class A Note Conditions; and

(c)                                  provided further that there must at all times be a Paying Agent in London.

Notice of the appointment of the successor shall be given by the Trustee to the Class A Note Holders in accordance with Condition 11.1.  The initial Calculation Agent and its specified office are set out at the end of these Class A Note Conditions.

“Agent” and “Paying Agent” have the meanings given to them in the Definitions Schedule.

6.9                                 Payment of the Interest Amount

The Interest Amount for each Interest Period in relation to a Class A Note is payable in arrears in US$ on the relevant Payment Date.  On each Payment Date prior to the occurrence of an Event of Default, the Trustee must (on the direction of the Trust Manager):

(a)                                  to the extent that there are funds available for this purpose in accordance with the Supplemental Deed pay, in accordance with the directions of the Trust Manager, the A$ Class A Interest Amount (defined below) in relation to that Payment Date to the Currency Swap Provider in accordance with the Currency Swap;

(b)                                 to the extent of the payment received under paragraph (a) above, direct the Currency Swap Provider to pay the interest due on the Class A Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and the Currency Swap; and

(c)                                  direct the Principal Paying Agent to pay the interest due on the Class A Notes from the amounts received from the Currency Swap Provider ratably amongst the Class A Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement.

“A$ Class A Interest Amount” has the same meaning as in the Supplemental Deed.

7                                          Redemption

7.1                                 Final redemption of the Class A Notes

Unless previously redeemed (or deemed to be redeemed) in full, the Trustee will redeem the Class A Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Payment Date occurring in September 2035 (“Final Maturity Date”).

7.2                                 Part Redemption of Class A Notes

Subject to Conditions 7.3, 7.4 and 7.6, on each Payment Date prior to the occurrence of an Event of Default, until the Stated Amount of the Class A Notes, together with all then accrued but unpaid interest, is reduced to zero, the Trustee must (on the direction of the Trust Manager):

(a)                                  pay, in accordance with the directions of the Trust Manager, the A$ Class A Principal (if any) payable in relation to that Payment Date to the Currency Swap Provider in accordance with the Currency Swap;

(b)                                 to the extent of the payment received under paragraph (a) above, direct the Currency Swap Provider to pay on each Payment Date to the Paying Agents in accordance with the Agency Agreement the US$ equivalent of the amount of the A$ Class A Principal (such US$ equivalent of the A$ Class A Principal Amount being the “Class A Principal Amount”) received by the Currency Swap Provider from the Trustee on that Payment Date; and

(c)                                  direct the Principal Paying Agent to pay the Class A Principal Amount from the amounts received from the Currency Swap Provider ratably amongst the Class A Notes towards the repayment of the Stated Amount of the Class A Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement (“Principal Amount”).  Such a payment towards the Stated Amount on a Class A

Note will constitute a redemption of the Class A Note in part to the extent of such repayment and, upon such repayment, the obligations of the Trustee with respect to the Class A Note will be discharged to the extent of such repayment.

“A$ Class A Principal” has the same meaning as in the Supplemental Deed.

7.3                                 Call Option

The Trustee will, subject to the other provisions of this Condition 7, when directed by the Trust Manager (at the Trust Manager’s option), redeem all, but not some only, of the Notes at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the Call Option Date.

Notwithstanding the foregoing, the Trustee may redeem the Notes at their Stated Amount on or after the Call Option Date, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 10.3) of the Note Holders.

However, the Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

The Trustee will give not more than 60 nor less than 45 days’ notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Note Holders in accordance with Condition 11.1.

“Outstanding Balance”, “Collection Period”, “Purchased Receivables” and “Housing Loans” have the same respective meanings given to them in the Definitions Schedule.

7.4                                 Redemption for Taxation or Other Reasons

If the Trust Manager satisfies the Trustee and the Note Trustee immediately prior to giving the direction referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Trustee becomes subject (a “Relevant Jurisdiction”) or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

(a)                                  on the next Payment Date the Trustee or the Currency Swap Provider (as applicable) will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments under the Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

(b)                             on the next Payment Date the total amount payable in respect of interest in relation to any of the Housing Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Trustee taking reasonable measures available to it, the Trustee must, when so directed by the Trust Manager (at the Trust Manager’s option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption.  Notwithstanding the foregoing, the Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 10.3) of the Note Holders.

The Trust Manager will not direct the Trustee to, and the Trustee will not, so redeem the Notes unless the Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

The Trustee will give not more than 60 nor less than 45 days’ notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this Condition 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Note Holders in accordance with Condition 11.1.

If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Class A Notes (and not any other Notes) and as a result thereof the Trustee gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the Class A Note Holders may by an Extraordinary Resolution (as defined in Condition 10.3) in accordance with the Note Trust Deed elect that they do not require the Trustee to redeem the Notes.  If the Class A Note Holders make such an election they (or the Note Trustee on their behalf) must notify the Trustee and the Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes.  Upon receipt of such a notice, the Trustee must not so redeem the Notes.

7.5                                 Certification

For the purpose of any redemption made under Condition 7.3 or 7.4, the Trustee and the Note Trustee may rely on any certificate of an Authorized Officer (as defined in the Definitions Schedule) of the Trust Manager that the

Trustee will be in a position to repay in respect of the Class A Notes their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Class A Notes as if the Deed of Charge in respect of the Trust was enforced.

7.6                                 Redemption on Final Payment

Upon a final distribution being made in respect of the Class A Notes under these Class A Note Conditions or clause 14.18 of the Supplemental Deed, the Class A Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A Notes will be extinguished in full.

7.7                                 Cancellation

All Class A Notes redeemed in full (or deemed to be redeemed in full) pursuant to these Class A Note Conditions will be cancelled and may not be resold or reissued.

7.8                                 No Payment in excess of Stated Amount

Subject to Conditions 7.3 and 7.4, no amount of principal will be paid in respect of a Class A Note in excess of the Stated Amount of the Class A Note.

7.9                                 Calculation of Class A Principal Amounts, Stated Amounts and other amounts

(a)                                  On each Determination Date, the Trust Manager will determine:

(i)                                     the amount of any Class A Principal Amount payable in respect of each Class A Note on the Payment Date;

(ii)                                  the Stated Amount and Invested Amount of each Class A Note as at the first day of the Interest Period commencing on the Payment Date (after deduction of any Class A Principal Amounts due to be paid in respect of such Class A Notes on that Payment Date and after making any other adjustment to the Stated Amount or the Invested Amount (as the case may be) of the Class A Note in accordance with these Class A Note Conditions on or with effect from that Payment Date); and

(iii)                               the amount of the interest payment to be made on the Payment Date applicable to each Class A Note.

(b)                                 The Trust Manager will notify the Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent, the Class A Note Registrar and the UK Listing Authority (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Payment Date or on such earlier date as the UK Listing

Authority may require (for so long as the Class A Notes are listed on the London Stock Exchange)) of each determination of an amount or percentage referred to in Condition 7.9(a) and will cause details of each of those determinations to be published in accordance with Condition 11.2 as soon as practical after that notification.  If no Class A Principal Amount is due to be paid on the Class A Notes on any Payment Date the Trust Manager will cause a notice to be given in accordance with Condition 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

(c)                                  If the Trust Manager does not at any time for any reason make one or more of the determinations referred to in Condition 7.9(a), the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations in accordance with this Condition 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Trust Manager.

8                                          Payments

8.1                                 Method of Payment

Any installment on account of interest or principal payable on any Class A Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such Class A Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person’s address as it appears on the Class A Note Register on such Record Date.

“Record Date” in relation to a Payment Date or any other date for any payment to be made in respect of a Class A Note means the date which is 2 Business Days before a Payment Date.

8.2                                 Surrender on Final Payment

Prior to a final distribution being made in respect of the Class A Notes under clause 14 of the Supplemental Deed, the Note Trustee must notify the Class A Note Holders on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify that such final distribution will be payable only upon surrender of the relevant Class A Note to a Paying Agent at its specified office.  No such final distribution will be made other than upon the surrender of the relevant Class A Notes and none of the Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A Note Holder as a result of any delay in payment due to a Class A Note not having been surrendered in accordance with this Condition 8.2.

8.3                                 Paying Agents

The initial Paying Agents and their respective specified offices are set out at the end of these Class A Note Conditions.

The Trustee, at the direction of the Trust Manager, may, with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that:

(a)                                  it will at all times maintain a Paying Agent in London; and

(b)                                 notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the Class A Note Holders in accordance with Condition 11.1.

8.4                                 Taxation

All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction.  In that event the Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted.  Neither the Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant Class A Notes in relation to the withholding or deduction.  Immediately after becoming aware that such a withholding or deduction is or will be required, the Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Note Holders in accordance with Condition 11.1, thereof.

8.5                                 Prescription

A Class A Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon, the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A Note to zero.  After the date on which a Class A Note becomes void in its entirety, no claim can be made in respect of it.

“Relevant Date” in respect of a Class A Note means the date on which a payment in respect thereof first becomes due or, if the full amount of the moneys payable in respect of the Class A Notes which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date, the date on which the full amount of such moneys having been so received.

8.6                                 Notify Late Payments

In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Class A Notes or any of them being made after the due date for payment thereof, the Trustee will promptly upon request by the Note Trustee forthwith give or procure to be given notice to the Class A Note Holders in accordance with Condition 11.1 that such payment has been made.

8.7                                 Rounding of Payments

All payments made to Class A Note Holders will be rounded down to the nearest cent.

9                                          Enforcement following occurrence of an Event of Default

9.1                                 Enforcement

The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A Notes will become immediately due and payable) and enforce the Charge.

Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

“Voting Secured Creditor” has the meaning given to it in the Definitions Schedule.

9.2                                 Security Trustee may enforce Charge without direction

After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors.

9.3                                 Priority of payments from Proceeds from the enforcement of the Charge

Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed.

9.4                                 Security Trustee and Note Trustee Not Liable for Loss on enforcement

Except in the case of fraud, gross negligence or willful default (and, in the case of the Note Trustee, subject to the mandatory provisions of the Trust Indenture Act), neither the Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realized upon any sale or other disposition made under the Master Security Trust Deed and the Deed of Charge, of any Secured Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Trustee or any third party in respect of the Trustee or the

Class A Notes or relating in any way to the Secured Property.  Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Master Security Trust Deed, as the case may be.  In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, gross negligence or willful default on the part of the Security Trustee.

“Trust Indenture Act” means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5                                 Directions from Class A Note Holders to Note Trustee following Event of Default

If an Event of Default has occurred and is known to the Note Trustee, the Note Trustee must:

(a)                                  notify each Class A Note Holder of the Event of Default within 10 days (or such shorter period as may be required by the rules of the UK Listing Authority or the London Stock Exchange, for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, or the rules of any other stock exchange, competent listing authority and/or quotation system on or by which the Class A Notes are listed) after the occurrence of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any Class A Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorized officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the Class A Note Holders;

(b)                                 if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the Class A Note Holders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Note Holders; and

(c)                                  vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

In acting in accordance with the directions of the Class A Note Holders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Note Holders who have directed the Note Trustee to vote for or against such a proposal.

If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property unless:

(a)                                  a sufficient amount would be realized to discharge in full all amounts owing to the Class A Note Holders in respect of the Class A Notes and any other amounts owing by the Trustee to any other person ranking in priority to or with the Class A Notes; or

(b)                                 the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

The Note Trustee need not do anything to find out if an Event of Default has occurred.  Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the Class A Notes.

9.6                                 Only Security Trustee May Enforce Charge

Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Class A Note Holder (nor any other Secured Creditor) is entitled to proceed directly against the Trustee to enforce the performance of any of the provisions of the Deed of Charge, Master Security Trust Deed, the Class A Notes or these conditions, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed.  The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7                                 Exercise of Class A Note Holder Rights by Note Trustee

The rights, remedies and discretions of the Class A Note Holders under the Note Trust Deed and the Master Security Trust Deed, including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the Class A Note Holders in accordance with the Note Trust Deed and the Master Security Trust Deed.  The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Note Holders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class A Note Holders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10                                  Meetings of Voting Secured Creditors, directions of Class A Note Holders, modifications, consents, waivers and indemnities

10.1                           Meetings of Voting Secured Creditors

The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Class A Notes immediately due and payable and/or to enforce the Charge.

10.2                           Directions of Class A Note Holders

Under the Note Trust Deed the Note Trustee may seek directions from the Class A Note Holders from time to time, including following the occurrence of an Event of Default.  The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Class A Note Holders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Class A Note Holders.

If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of Class A Note Holders, the Note Trustee must vote in accordance with the directions of the Class A Note Holders and otherwise in its absolute discretion.  In acting in accordance with the directions of Class A Note Holders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Note Holders who have directed the Note Trustee to vote for or against that proposal.

10.3                           Amendments to Note Trust Deed and Class A Notes

Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Trust Manager and the Trustee may together agree, without the consent or sanction of any Class A Note Holder, by way of supplemental deed to alter, add to or modify (each a “modification”) any provision of the Note Trust Deed or the Class A Notes (including these Class A Note Conditions) so long as such alteration, addition or modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

(a)                                  is necessary or expedient to comply with the provisions of any statute or with the requirements of any governmental agency;

(b)                                 is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

(c)                                  is appropriate or expedient as a consequence of an amendment to any statute or altered requirements of any governmental agency or any decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or an amendment to any statute or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust or the trust constituted under the Note Trust Deed); or

(d)                                 and the Trustee is otherwise desirable for any reason and:

(i)                                     is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Note Holders; or

(ii)                                  if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Note Holders, the consent of an Extraordinary Resolution of the Class A Note Holders to the alteration, addition or resolution has been obtained.  For the purpose of determining whether there has been an Extraordinary Resolution of the Class A Note Holders consenting to an alteration, addition or revocation, Class A Notes which are beneficially owned by the Trustee or the Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trustee or the Trust Manager, shall be disregarded.

The Trust Manager must give the Designated Rating Agencies (as defined in the Supplemental Deed) 5 Business Days’ prior notice of any such modification.  The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A Note Holders if each of the Designated Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then current rating given to the Class A Notes by that Designated Rating Agency.

Pursuant to the Note Trust Deed, the Note Trustee may concur with the Trustee and the Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A Note Holder to such Payment Modification.

Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Trustee to the Class A Note Holders in accordance with Condition 11.1 as soon as reasonably practicable after the modifications have been made.

“Payment Modification” means any alteration, addition or revocation of any provision of the Transaction Documents or the Class A Notes (including the Class A Note Conditions) which modifies:

(a)                                  the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the Class A Notes or to Conditions 6.9 and 7.2 or which would impair the rights of Class A Note Holders to institute suit for enforcement of such payment on or after the due date for such payment;

(b)                                 the definition of the term “Extraordinary Resolution” (insofar as it relates to any Notes or any class of Notes), clause 5.1 of the Note Trust Deed or the circumstances in which the consent or direction of an Extraordinary Resolution of Class A Note Holders is required;

(c)                                  clause 14.18 of the Supplemental Deed; or

(d)                                 the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Class A Notes (including the Class A Note Conditions).

“Extraordinary Resolution” has the meaning given in the Definitions Schedule.

10.4                           Waivers, etc.

The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion will not be prejudicial to the interests of the Secured Creditors.

The Note Trustee may, without the consent of the Class A Note Holders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Class A Note Holders will not be materially prejudiced thereby, waive or authorize, on such terms as seem expedient to it, any breach or proposed breach by the Trustee of the Note Trust Deed or these Class A Note Conditions provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10.1.  No such direction or request will affect a previous waiver, authorization or determination.  Any such waiver, authorization or determination shall be binding on the Class A Note Holders and, if the Note Trustee so requires, will be notified to the Class A Note Holders as soon as practicable.

10.5                           Indemnification and Exoneration of the Note Trustee and the Security Trustee

The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee

(respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realize the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction.  Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, gross negligence or willful default of the Note Trustee.  The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, gross negligence or willful default.

Except in the case of fraud, gross negligence (except as specifically provided in the Trust Indenture Act) or willful default, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any Class A Note Holder, amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

11                                   Notices

11.1                           General

Subject to Condition 11.2, all notices, other than notices given in accordance with the following paragraph and Condition 11.3, to Class A Note Holders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Note Holder, at his or her address as it appears on the Class A Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Class A Note Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Note Holder will affect the sufficiency of such notice with respect to other Class A Note Holders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

A notice may be waived in writing by the relevant Class A Note Holder, either before or after the event, and such waiver will be the equivalent of such notice.  Waivers of notice by Class A Note Holders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A Note Holders when such notice is required to be given, then any manner of giving such notice as the Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

In addition to the above, notices to the Class A Note Holders shall be valid if published in a leading daily newspaper in the City of New York and in London.  It is expected that publication will be made in the City of New York in The Wall Street Journal and in London in the Financial Times.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

11.2                           Book-Entry Notes

Unless and until the Class A Definitive Notes have been issued, whenever a notice or other communication to the Class A Note Holders is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depository Trust Company or its nominee and are not required to be given to the beneficial owners of the Class A Notes.  Any such notice given to the Depository Trust Company or its nominee shall also be published in accordance with the requirements set forth in the last paragraph of Condition 11.1.

“Class A Definitive Note” has the same meaning as in the Supplemental Deed.

11.3                           Class A Note Information

Any notice specifying a Payment Date, an Interest Rate in relation to the Class A Notes, an Interest Amount, a Class A Principal Amount (or the absence of a Class A Principal Amount), an Invested Amount, a Stated Amount or any other matter permitted to be given in accordance with this Condition 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Class A Note Holders pursuant to Condition 11.1 (the “Relevant Screen”).  Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen.  If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition 11.1.

12                                    Limitation of liability of the Trustee

(a)                                  The Trustee enters into each Transaction Document, and issues the Class A Notes, only in its capacity as trustee of the Trust and in no other capacity.  A liability arising under or in connection with the Class A Notes, a Transaction Document or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Trustee is actually indemnified for the liability.  This limitation of the Trustee’s liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the Class A Notes or the Trust.

(b)                                 In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor) other than the Trustee may sue the Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the assets of the Trust).

(c)                                  The provisions of this Condition 12 limiting the Trustee’s liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under any Transaction Document or by operation of law there is a reduction in the extent of the Trustee’s indemnification out of the assets of the Trust as a result of the Trustee’s fraud, gross negligence or willful default.

(d)                                 It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust.  No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Document or the Class A Notes) will be considered fraud, gross negligence or willful default of the Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

(e)                                  No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or willful default of the Trustee for the purpose of paragraph (c).

(f)                                    The Trustee is not obliged to do anything or refrain from doing anything under or in connection with these Class A Note Conditions or any other Transaction Document (including incur a liability) unless the Trustee’s liability is limited in the same manner as set out in this Condition 12.

13                                    Governing law

The Notes and the Transaction Documents (other than the Underwriting Agreement and any credit support annex under the Currency Swap Agreement) are governed by, and will be construed in accordance with, the laws of New South Wales of the Commonwealth of Australia.  Each of the Trustee and the Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Class A Note Holders that the courts of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Class A Notes.

Agents

Principal Paying Agent and Calculation Agent:	The Bank of New York 101 Barclay Street, 21W New York New York, 10286

Class A Note Registrar:	The Bank of New York 101 Barclay Street, 21W New York New York 10286 or

c/o The Bank of New York, London Branch 48th Floor One Canada Square London E14 5AL

Paying Agent:	The Bank of New York, London Branch 48th Floor One Canada Square London E14 5AL

Kingfisher Trust 2004-1G Note Trust Deed

Schedule 2 - Provisions for Meetings of Class A Note Holders

1                                         Validity

A holder of a Class A Note may obtain a Voting Certificate from a Paying Agent or require Paying Agents to issue a Block Voting Instruction by depositing his Class A Note with such Paying Agent not later than 48 hours before the time fixed for any meeting.  Each Voting Certificate and Block Voting Instruction shall be valid for so long as the relevant Class A Notes shall not be released (as set out in the relevant definition in the Definitions Schedule) and during the validity of such Voting Certificate or Block Voting Instruction the holder of such Voting Certificate or (as the case may be) the Proxy named in such Block Voting Instruction shall, for all purposes in connection with any meeting of Class A Note Holders, be deemed to be the Class A Note Holder of the Class A Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agents with which (or to the order of which) such Class A Notes have been deposited shall be deemed for such purposes not to be the Class A Note Holder of those Class A Notes.

2                                         Who may convene meetings

The Note Trustee or the Trustee at any time may, and the Note Trustee (subject to it being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon request in writing of the Class A Note Holders holding not less than five per cent. of the aggregate Invested Amount of the relevant Class A Notes for the time being outstanding shall, convene a meeting of the Class A Note Holders.  Whenever the Trustee or the Note Trustee upon such request of the relevant Class A Note Holders is about to convene any such meeting it shall give notice in writing to the Note Trustee (or the Trustee as the case may be) of the day, time and place of that meeting and of the nature of the business to be transacted at that meeting.  If the Note Trustee receives notice of a meeting pursuant to the terms of the Global Master Security Trust Deed it shall convene a meeting of the Class A Note Holders as soon as practicable thereafter.  Every such meeting shall be held at such time and place as the Note Trustee may approve.

3                                         Notification of meetings

At least 14 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the relevant Class A Note Holders.  A copy of the notice shall be given to the Note Trustee, unless the meeting is convened by the Note Trustee, and to the Trustee unless the meeting shall be convened by the Trustee.  Such notice shall, unless in any particular case the Note Trustee otherwise agrees, specify the terms of the resolutions to be proposed and shall include statements to the effect that Class A Notes may be deposited with (or to the order of) the Paying Agent or any Paying Agent for the purpose of obtaining Voting Certificates or Block Voting Instructions (and appointing Proxies) until 48 hours before the time fixed for the meeting but not thereafter.

4                                         Chairman

A person (who may, but need not, be a relevant Class A Note Holder) nominated in writing by the Note Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the relevant Class A Note Holders present shall choose one of their number to be chairman and, failing such nomination, the Trustee may appoint a chairman (who may, but need not, be a relevant Class A Note Holder, and who may be the Trustee).  The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5                                         Quorum

(a)                                  At any such meeting any two or more persons present in person holding relevant Class A Notes or Voting Certificates or Block Voting Instructions or being Proxies or representatives holding or representing in the aggregate at least 51% in principal amount of the relevant Class A Notes for the time being outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.  The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding relevant Class A Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate at least 67% in principal amount of the relevant Class A Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 13 (“Powers exercisable by Extraordinary Resolutions”) the quorum shall be two or more persons present in person holding relevant Class A Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than 75% in principal amount of the relevant Class A Notes.  For the purpose of this Schedule, when all the relevant Class A Notes for the time being outstanding are represented by or comprised in a single Class A Book-Entry Note, the holder of such Note shall be treated as two persons for the purposes of any quorum requirements of a meeting of the relevant Class A Note Holders.

(b)                                 If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Class A Note Holders, be dissolved.  In any other case it shall stand adjourned (unless the Trustee and the Note Trustee agree that it be dissolved) for such period, being not less than 21 days nor more than 42 days and to such time and place, as may be appointed by the chairman.  At such adjourned meeting two or more persons present in person holding relevant Class A Notes or Voting Certificates or Block Voting Instructions or being Proxies or representatives (whatever the principal amount of the relevant Class A Notes so held or represented by them) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that the quorum at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 13 (“Powers exercisable by Extraordinary Resolutions”) shall be two or more persons present holding relevant Class A Notes or Voting Certificates or Block Voting Instructions or being Proxies or representatives and holding or representing in the aggregate not less than 51% in principal amount of the relevant Class A Notes for the time being outstanding.

6                                         Adjournment

The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7                                          Notice of adjourned meeting

At least ten days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting.  Otherwise, it is not necessary to give any notice of an adjourned meeting.

8                                          Resolution by show of hands

(a)                                  Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a relevant Class A Note Holder or as a holder of a Voting Certificate or Block Voting Instruction or as a Proxy or representative.

(b)                                  At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or the Trustee, the Note Trustee or by one or more persons holding one or more of the relevant Class A Notes or Voting Certificates or Block Voting Instructions or being Proxies or representatives representing in the aggregate not less than two per cent. of the principal amount of the relevant Class A Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9                                         Poll

(a)                                  If at any meeting a poll is demanded, it shall be taken in such manner and (subject to the provisions of this schedule) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

(b)                                 Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

10                                  Entitlement to attend

The Note Trustee and the Trustee (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the relevant Class A Note Holders.  No other person shall be entitled to attend or vote at any meeting of the relevant Class A Note Holders or to join with others in requesting the convening of such a meeting unless he produces the relevant Class A Note or Class A Notes of which he is the holder, a Voting Certificate, a Block Voting Instruction naming him as Proxy or evidence of his appointment as a representative of a Class A Note Holder.  The Trustee is not entitled to vote in respect of relevant Class A Notes beneficially held by it or on its behalf but this shall not prevent any Proxy named in any Block Voting Instruction from being a director, officer or representative of, or otherwise connected with, the Trustee or any of its subsidiaries or associated companies.

11                                  Voting rights

Except as provided in paragraph 10 (“Entitlement to attend”) above, at any such meeting:

(a)                                  on a show of hands every person who is present in person and produces a relevant Note, a Voting Certificate, a Block Voting Instruction naming him as a Proxy or evidence of his appointment as a representative of a Class A Note Holder shall have one vote; and

(b)                                 on a poll every person who is so present shall have one vote in respect of each principal amount of Class A Notes which is equal to the minimum authorised denomination for such Class A Notes, so produced or represented by the Voting Certificate so produced or in respect of which he is a Proxy or in respect of which he is a representative. Without prejudice to the obligations of the Proxies named in any Block Voting Instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way. (b)  A Proxy or representative need not be a relevant Class A Note Holder.

12                                  Proxies

(a)                                  Each Block Voting Instruction, together (if so required by the Note Trustee) with proof satisfactory to the Note Trustee of its due execution on behalf of the Paying Agent or Paying Agent, shall be deposited at the specified office of the Trustee or at such other place as the Note Trustee shall designate or approve not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the Proxy named in the Block Voting Instruction proposes to vote and in default the Block Voting Instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business.  Unless otherwise agreed by the Note Trustee, a notarially certified copy of each such Block Voting Instruction and such satisfactory proof (if applicable) shall be deposited with the Note Trustee before the commencement of the meeting or adjourned meeting but the Note Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of the Proxy named in, any such Block Voting Instruction.

(b)                                 Any vote given in accordance with the terms of a Block Voting Instruction shall be valid despite the previous revocation or amendment of the Block Voting Instruction or of any of the relevant Class A Note Holders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the Paying Agent or the Paying Agent by the Trustee or the Note Trustee at the specified office of the Trustee or the Note Trustee or by the chairman of the meeting, in each case not less then 48 hours before the commencement of the meeting or adjourned meeting at which the Block Voting Instruction is intended to be used.

13                                  Powers exercisable by Extraordinary Resolution

A meeting of the Class A Note Holders shall, subject to the provisions contained in the Class A Note Conditions, in addition to the powers set out in this schedule, but without prejudice to any powers conferred on other persons by this schedule or the Note Trust Deed, have the following powers exercisable by Extraordinary Resolution namely:

(a)                                  to authorise and request the Note Trustee to direct the Security Trustee to enforce the Global Master Security Trust Deed;

(b)                                 to sanction any proposal by the Trustee for any modification, abrogation, variation, compromise of, or arrangement in respect of, the rights of the relevant Class A Note Holders or any of them against the Trustee whether such rights shall arise under the Class A Notes or otherwise;

(c)                                  to sanction any proposal by the Trustee for the exchange or sale of the relevant Class A Notes for, or substitution for the relevant Class A Notes of, or the conversion of the relevant Class A Notes into, or the cancellation of the relevant Class A Notes in consideration of bonds, debentures, debenture stock or other obligations or securities of the Trustee or any other body corporate formed or to be formed or cash or any combination of the above;

(d)                                 subject to the Note Trust Deed, to assent to any modification of the provisions contained in the relevant Class A Notes, the Agency Agreement, the Note Trust Deed or this schedule which shall be proposed by the Trustee or the Note Trustee;

(e)                                  to waive or authorise any breach or proposed breach by the Trustee or Note Trustee of its obligations under this deed;

(f)                                    to override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default under the Global Master Security Trust Deed;

(g)                                 to approve a person proposed to be appointed as a new Note Trustee under the Note Trust Deed and power to remove any trustee or trustees for the time being thereof in relation to the relevant Class A Notes;

(h)                                 to authorise the Note Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(i)                                     to discharge or exonerate the Note Trustee from any liability in respect of any act or omission for which the Note Trustee may have become responsible under the Note Trust Deed or under the relevant Class A Notes;

(j)                                     to give any authority, direction or sanction which under the relevant Class A Notes or the Note Trust Deed is required to be given by Extraordinary Resolution;

(k)                                  to appoint any persons (whether relevant Class A Note Holders or not) as a committee or committees to represent the interests of the relevant Class A Note Holders and to confer upon such committee or committees any powers or discretions which the relevant Class A Note Holders could themselves exercise by Extraordinary Resolution;

(l)                                     subject to the Note Trust Deed, to alter, add or modify the terms and conditions of the Class A Notes or the provisions of any of the Transaction Documents if the alteration, addition or modification is, in the opinion of the Note Trustee, materially prejudicial or likely to be materially prejudicial to the Class A Note Holders, other than to correct a manifest error or ambiguity or to comply with the law, and shall include any modifications which would have the effect of changing the Final Maturity Date, provided that the special quorum provisions contained in paragraphs 5(a) (“Quorum”) and 5(b) (“Quorum”) and, in the case of any adjourned meeting, the proviso to paragraph 5(b) (“Quorum”) shall apply in relation to any Extraordinary Resolution for the purpose of making a modification which:

(i)                                     varies the date fixed for final maturity or redemption of the relevant Class A Notes;

(ii)                                  reduces or cancels the principal amount of the relevant Class A Notes or the rate of interest applicable to the relevant Class A Notes;

(iii)                               alters the currency in which payments under the relevant Class A Notes are to be made;

(iv)                              varies the provisions in this schedule concerning the quorum required for any meeting of the relevant Class A Note Holders or the majority required to pass an Extraordinary Resolution;

(v)                                 postpones the date for payment of interest or the rate of interest applicable to a Class of Notes; or

(vi)                              amends this proviso in any manner.

14                                  Binding effect of resolutions

A resolution passed at a meeting of the relevant Class A Note Holders duly convened and held in accordance with this schedule is binding upon all the relevant Class A Note Holders, whether present or not present at such meeting, and each of the relevant Class A Note Holders shall be bound to give effect thereto accordingly.  The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

15                                   Minutes

Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee or the Note Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the relevant Class A Note Holders, shall be conclusive evidence of the matters referred to in the minutes and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed by the chairman shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

16                                  Signed resolution

A resolution in writing signed by or on behalf of all the holders of the Class A Notes shall be as valid and effectual as an Extraordinary Resolution passed at a meeting of such holders duly convened and held in accordance with the provisions herein contained.

17                                   Further regulations

Subject to all other provisions contained in this deed, the Note Trustee may from time to time without the consent of the Trustee or the relevant Class A Note Holders or any of them prescribe such further regulations regarding the requisitioning and holding of meetings of Class A Note Holders and attendance and voting thereat and in relation to resolutions in writing as the Note Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Note Trustee thinks reasonable:

(a)                                  so as to satisfy itself that persons who propose to requisition a meeting in accordance with paragraph 2 (“Who may convene meetings”) or who propose to make any requisition to the Note Trustee are in fact Class A Note Holders; and

(b)                                 as to the form of Voting Certificates or Block Voting Instructions to be issued so as to satisfy itself that persons who purport to attend or vote at any meeting of Class A Note Holders are entitled to do so.

Kingfisher Trust 2004-1G Note Trust Deed

Signing page

DATED:

Trustee

SIGNED, SEALED AND DELIVERED	)
by	)
as attorney for PERPETUAL TRUSTEE	)
COMPANY LIMITED under power of	)
attorney dated	)
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in the presence of:	)
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Signature of witness	)
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Name of witness (block letters))
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Address of witness	)	By executing this deed the attorney
	)	states that the attorney has received
	)	no notice of revocation of the power
Occupation of witness	)	of attorney

Trust Manager

SIGNED, SEALED AND	)
DELIVERED by	)
as attorney for ANZ CAPEL COURT	)
LIMITED in the presence of:	)
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Signature of witness	)
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Name of witness (block letters))
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Address of witness	)
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	)	By executing this deed the attorney
Occupation of witness	)	states that the attorney has received no
	)	notice of revocation of the power of
attorney

Note Trustee

SIGNED, SEALED AND	)
DELIVERED by	)
as authorised signatory for THE BANK	)
OF NEW YORK in the presence of:	)
)
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Signature of witness	)
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Name of witness (block letters))
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Address of witness	)	By executing this deed the signatory
	)	states that the signatory has received
	)	no notice of revocation of the
Occupation of witness	)	authorisation under which this deed is
signed, sealed and delivered